                                                                   EXHIBIT 10.15


                             FORM OF LOAN AGREEMENT


                         Dated as of October ____, 2004





                                     Between


                     [YSI I LLC] [YSI II LLC] [YSI III LLC],
                                   as Borrower



                                       and


                  [LEHMAN BROTHERS BANK, FSB] [FOR METRO POOL]
       [LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF
              LEHMAN BROTHERS HOLDINGS INC.] [FOR OTHER TWO POOLS],
                                    as Lender


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION......................................................................1
     Section 1.1         Definitions..............................................................................1
     Section 1.2         Principles of Construction..............................................................20

II.  GENERAL TERMS...............................................................................................20
     Section 2.1         Loan Commitment; Disbursement to Borrower...............................................20
               2.1.1     The Loan................................................................................20
               2.1.2     Disbursement to Borrower................................................................20
               2.1.3     The Note, Security Instruments and Loan Documents.......................................20
               2.1.4     Use of Proceeds.........................................................................20
     Section 2.2         Interest; Loan Payments; Late Payment Charge............................................20
               2.2.1     Interest Generally......................................................................20
               2.2.2     Interest Calculation....................................................................21
               2.2.3     Payments................................................................................21
               2.2.4     Intentionally Deleted...................................................................21
               2.2.5     Payment on Maturity Date................................................................21
               2.2.6     Payments after Default..................................................................21
               2.2.7.    Late Payment Charge.....................................................................21
               2.2.8     Usury Savings...........................................................................22
               2.2.9     Making of Payments......................................................................22
               2.2.10    Indemnified Taxes.......................................................................22
     Section 2.3         Prepayments.............................................................................23
               2.3.1     Voluntary Prepayments...................................................................23
               2.3.2     Mandatory Prepayments...................................................................23
               2.3.3     Prepayments After Default...............................................................24
     Section 2.4         Defeasance..............................................................................24
               2.4.1     Voluntary Defeasance....................................................................24
               2.4.2     Successor Borrower......................................................................26
     Section 2.5         Release of Property.....................................................................26
               2.5.1     Release of all Properties...............................................................26
               2.5.2     Release of Individual Property..........................................................27
               2.5.3     Release on Payment in Full..............................................................28
     Section 2.6         Manner of Making Payments; Cash Management..............................................28
               2.6.1     Deposits into Lockbox Account...........................................................28
               2.6.2     Payments Received in the Lockbox Account................................................28
               2.6.3     No Deductions, etc......................................................................29
     Section 2.7         Substitute Property.....................................................................29

III. CONDITIONS PRECEDENT........................................................................................36
     Section 3.1         Conditions Precedent to Closing.........................................................36

               3.1.1     Representations and Warranties; Compliance with Conditions..............................36
               3.1.2     Loan Agreement and Note.................................................................36
               3.1.3     Delivery of Loan Documents; Title Insurance; Reports; Leases............................36
               3.1.4     Related Documents.......................................................................37
               3.1.5     Delivery of Organizational Documents....................................................38
               3.1.6     Opinions of Borrower's Counsel..........................................................38
               3.1.7     Budgets.................................................................................38
               3.1.8     Basic Carrying Costs....................................................................38
               3.1.9     Completion of Proceedings...............................................................38
               3.1.10    Payments................................................................................38
               3.1.11    Tenant Estoppels........................................................................38
               3.1.12    Transaction Costs.......................................................................38
               3.1.13    Material Adverse Effect.................................................................38
               3.1.14    Leases and Rent Roll....................................................................39
               3.1.15    Tax Lot.................................................................................39
               3.1.16    Physical Conditions Reports.............................................................39
               3.1.17    Management Agreement....................................................................39
               3.1.18    Appraisal...............................................................................39
               3.1.19    Financial Statements....................................................................39
               3.1.20    Further Documents.......................................................................39


IV.  REPRESENTATIONS AND WARRANTIES..............................................................................39
     Section 4.1         Borrower Representations................................................................39
               4.1.1     Organization............................................................................39
               4.1.2     Proceedings.............................................................................40
               4.1.3     No Conflicts............................................................................40
               4.1.4     Litigation..............................................................................40
               4.1.5     Agreements..............................................................................40
               4.1.6     Title...................................................................................41
               4.1.7     Solvency / No Bankruptcy Filing.........................................................41
               4.1.8     Full and Accurate Disclosure............................................................41
               4.1.9     No Plan Assets..........................................................................42
               4.1.10    Compliance..............................................................................42
               4.1.11    Financial Information...................................................................42
               4.1.12    Condemnation............................................................................42
               4.1.13    Federal Reserve Regulations.............................................................42
               4.1.14    Utilities and Public Access.............................................................43
               4.1.15    Not a Foreign Person....................................................................43
               4.1.16    Separate Lots...........................................................................43
               4.1.17    Assessments.............................................................................43
               4.1.18    Enforceability..........................................................................43
               4.1.19    No Prior Assignment.....................................................................43
               4.1.20    Insurance...............................................................................43
               4.1.21    Use of Property.........................................................................43
               4.1.22    Certificate of Occupancy; Licenses......................................................43
               4.1.23    Flood Zone..............................................................................44

               4.1.24    Physical Condition......................................................................44
               4.1.25    Boundaries..............................................................................44
               4.1.26    Leases..................................................................................44
               4.1.27    Survey..................................................................................45
               4.1.28    Loan to Value...........................................................................45
               4.1.29    Filing and Recording Taxes..............................................................45
               4.1.30    Single Purpose Entity/Separateness......................................................45
               4.1.31    Management Agreement....................................................................49
               4.1.32    Illegal Activity........................................................................49
               4.1.33    No Change in Facts or Circumstances; Disclosure.........................................49
               4.1.34    Intellectual Property...................................................................49
               4.1.35    Investment Company Act..................................................................49
               4.1.36    Principal Place of Business; State of Organization......................................50
               4.1.37    Business Purposes.......................................................................50
               4.1.38    Taxes...................................................................................50
               4.1.39    Forfeiture..............................................................................50
               4.1.40    Environmental Representations and Warranties............................................50
               4.1.41    Taxpayer Identification Number..........................................................51
               4.1.42    OFAC....................................................................................51
               4.1.43    Ground Lease Representations............................................................51
               4.1.44    Embargoed Person........................................................................52
     Section 4.2         Survival of Representations.............................................................53


V.   BORROWER COVENANTS..........................................................................................53
     Section 5.1         Affirmative Covenants...................................................................53
               5.1.1     Existence; Compliance with Legal Requirements; Insurance................................53
               5.1.2     Taxes and Other Charges.................................................................54
               5.1.3     Litigation..............................................................................55
               5.1.4     Access to Properties....................................................................55
               5.1.5     Notice of Default.......................................................................55
               5.1.6     Cooperate in Legal Proceedings..........................................................55
               5.1.7     Perform Loan Documents..................................................................55
               5.1.8     Awards or Insurance Benefits............................................................55
               5.1.9     Further Assurances......................................................................55
               5.1.10    Supplemental Security Instrument Affidavits.............................................56
               5.1.11    Financial Reporting.....................................................................56
               5.1.12    Business and Operations.................................................................58
               5.1.13    Title to the Properties.................................................................58
               5.1.14    Costs of Enforcement....................................................................58
               5.1.15    Estoppel Statement......................................................................58
               5.1.16    Loan Proceeds...........................................................................59
               5.1.17    Performance by Borrower.................................................................59
               5.1.18    Confirmation of Representations.........................................................59
               5.1.19    No Joint Assessment.....................................................................59
               5.1.20    Leasing Matters.........................................................................59
               5.1.21    Alterations.............................................................................60

               5.1.22    Environmental Covenants.................................................................61
               5.1.23    OFAC....................................................................................62
               5.1.24    O&M Program.............................................................................62
               5.1.25    The Ground Leases.......................................................................62
     Section 5.2         Negative Covenants......................................................................64
               5.2.1     Operation of Property...................................................................64
               5.2.2     Liens...................................................................................64
               5.2.3     Dissolution.............................................................................64
               5.2.4     Change In Business......................................................................65
               5.2.5     Debt Cancellation.......................................................................65
               5.2.6     Affiliate Transactions..................................................................65
               5.2.7     Zoning..................................................................................65
               5.2.8     Assets..................................................................................65
               5.2.9     Debt....................................................................................65
               5.2.10    No Joint Assessment.....................................................................65
               5.2.11    Principal Place of Business.............................................................65
               5.2.12    ERISA...................................................................................65
               5.2.13    Transfers...............................................................................66
     Section 5.3         Traded Shares...........................................................................69


VI.  INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS.........................................................69
     Section 6.1         Insurance...............................................................................69
     Section 6.2         Casualty................................................................................73
     Section 6.3         Condemnation............................................................................73
     Section 6.4         Restoration.............................................................................73


VII. RESERVE FUNDS...............................................................................................78
     Section 7.1         Required Repair Funds...................................................................78
               7.1.1     Deposits................................................................................78
               7.1.2     Release of Required Repair Funds........................................................78
     Section 7.2         Tax and Insurance Escrow Fund...........................................................79
     Section 7.3         Replacements and Replacement Reserve....................................................80
               7.3.1     Replacement Reserve Fund................................................................80
               7.3.2     Disbursements from Replacement Reserve Account..........................................80
               7.3.3     Performance of Replacements.............................................................82
               7.3.4     Failure to Make Replacements............................................................84
               7.3.5     Balance in the Replacement Reserve Account..............................................84
     Section 7.4         Ground Lease Escrow Fund................................................................85
     Section 7.5         Leasing Reserve Fund....................................................................85
               7.5.1     Deposits to Leasing Reserve Fund........................................................85
               7.5.2     Withdrawals of Leasing Reserve Funds....................................................85
     Section 7.6         Reserve Funds, Generally................................................................85


VIII.    DEFAULTS................................................................................................86
     Section 8.1         Event of Default........................................................................86
     Section 8.2         Remedies................................................................................90

     Section 8.3         Remedies Cumulative; Waivers............................................................91


IX.  SPECIAL PROVISIONS..........................................................................................91
     Section 9.1         Sale of Notes and Securitization........................................................91
     Section 9.2         Securitization Indemnification..........................................................93
     Section 9.3         Intentionally Deleted...................................................................95
     Section 9.4         Exculpation.............................................................................95
     Section 9.5         Management Agreement....................................................................97
     Section 9.6         Servicer................................................................................98
     Section 9.7         Restructuring of Mortgage and/or Mezzanine Loan.........................................99


X.   MISCELLANEOUS..............................................................................................101
     Section 10.1        Survival...............................................................................101
     Section 10.2        Lender's Discretion....................................................................101
     Section 10.3        Governing Law..........................................................................101
     Section 10.4        Modification, Waiver in Writing........................................................102
     Section 10.5        Delay Not a Waiver.....................................................................103
     Section 10.6        Notices................................................................................103
     Section 10.7        Trial by Jury..........................................................................104
     Section 10.8        Headings...............................................................................104
     Section 10.9        Severability...........................................................................105
     Section 10.10       Preferences............................................................................105
     Section 10.11       Waiver of Notice.......................................................................105
     Section 10.12       Remedies of Borrower...................................................................105
     Section 10.13       Expenses; Indemnity....................................................................105
     Section 10.14       Schedules Incorporated.................................................................107
     Section 10.15       Offsets, Counterclaims and Defenses....................................................107
     Section 10.16       No Joint Venture or Partnership; No Third Party Beneficiaries..........................107
     Section 10.17       Publicity..............................................................................108
     Section 10.18       Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets................108
     Section 10.19       Waiver of Counterclaim.................................................................109
     Section 10.20       Conflict; Construction of Documents; Reliance..........................................109
     Section 10.21       Brokers and Financial Advisors.........................................................109
     Section 10.22       Prior Agreements.......................................................................109

                                    SCHEDULES

Schedule I        -        Properties - Allocated Loan Amounts
Schedule II       -        Ground Leases
Schedule III      -        O&M Program Properties
Schedule 4.1.1    -        Organizational Chart
Schedule 4.1.4    -        Litigation
Schedule 4.1.5    -        Material Agreements
Schedule 4.1.26   -        Major Leases
Schedule 4.1.30   -        Non-Consolidation Opinion
Schedule 4.1.31   -        Properties Not Operated as a U-Store-It Facility
Schedule 7.1.1    -        Required Repairs
Schedule 7.3.2    -        Replacement Reserves

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT, dated as of October ____, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between [LEHMAN BROTHERS BANK, FSB, A FEDERAL STOCK SAVINGS BANK, HAVING AN ADDRESS AT 1000 WEST STREET, SUITE 200, WILMINGTON, DELAWARE 19801] [FOR METRO POOL] [LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., A DELAWARE CORPORATION, HAVING AN ADDRESS AT 399 PARK AVENUE, NEW YORK, NEW YORK 10022] [FOR OTHER TWO POOLS] ("LENDER") and [YSI I LLC] [YSI II LLC] [YSI III LLC], a Delaware limited liability company, having an address at 6745 Engle Road, Suite 300, Middleburg Heights, Ohio 44130 ("BORROWER").



                                   WITNESSETH:

                  WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

         I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         SECTION 1.1 DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "ACCEPTABLE ACCOUNTANT" shall mean a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender.

                  "ACCOUNTS" shall have the meaning set forth in the Cash Management Agreement.

                  "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "AGENT" shall have the meaning set forth in the Cash Management Agreement.

                  "ALLOCATED LOAN AMOUNT" shall mean, for an Individual Property, the amount set forth on Schedule I attached hereto.

                  "ALTA" shall mean American Land Title Association or any successor thereto.

                  "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Properties prepared by Borrower for the applicable Fiscal Year or other period.

                  "APPLICABLE INTEREST RATE" shall mean [POOL 1: 5.190% PER ANNUM] [POOL 2: 5.325% PER ANNUM] [POOL 3: 5.085% PER ANNUM].

                  "APPROVED APPRAISAL" shall mean, with respect to an Individual Property, an appraisal of such Individual Property (i) executed and delivered to Lender by a qualified MAI appraiser having no direct or indirect interest in such Individual Property or any loan secured in whole or in part thereby and whose compensation is not affected by the approval or disapproval of such appraisal by Lender; (ii) addressed to Lender and its successors and assigns;
(iii) satisfying the requirements of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date of such calculation, with respect to such appraisal and the appraiser making such appraisal and (iv) otherwise satisfactory to Lender in all respects in Lender's sole discretion.

                  "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

                  "BANKRUPTCY CODE" shall mean Title 11 U.S.C. Section 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

                  "BASIC CARRYING COSTS" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes,
(ii) Insurance Premiums, and (iii) if applicable, Ground Rent.

                  "BORROWER" shall mean [YSI I LLC] [YSI II LLC] [YSI III LLC], a Delaware limited liability company, together with its successors and permitted assigns.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

                  "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement by and among Borrower, Manager, Agent and Lender dated the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "CASUALTY" shall have the meaning specified in Section 6.2 hereof.

                  "CASUALTY CONSULTANT" shall have the meaning set forth in
Section 6.4(b)(iii) hereof.

                  "CASUALTY RETAINAGE" shall have the meaning set forth in
Section 6.4(b)(iv) hereof.

                  "CLOSING DATE" shall mean the date of the funding of the Loan.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

                  "CONDEMNATION PROCEEDS" shall have the meaning set forth in
Section 6.4(b).

                  "CREDITORS RIGHTS LAWS" shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

                  "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instruments or any other Loan Document.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, all principal and/or interest payments under the Note.

                  "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

                  (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, or
                           (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of three percent (3%) of Gross Income from Operations or (2) the actual management fees incurred, and (B) actual Replacement Reserve Fund contributions equal to an annual amount of $0.15 per square foot of gross leaseable area at the Properties; and

                  (b) the denominator is the aggregate amount of principal and interest due and payable on the Note or, in the event a Defeasance Event has occurred, the Undefeased Note, for such period.

                  "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) three percent (3%) above the Applicable Interest Rate.

                  "DEFEASANCE DATE" shall have the meaning set forth in Section 2.4.1(a)(i) hereof.

                  "DEFEASANCE DEPOSIT" shall mean an amount equal to the remaining principal amount of the Note or the Defeased Note, as applicable, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreements of Sections 2.3 and 2.4 hereof.

                  "DEFEASANCE EVENT" shall have the meaning set forth in Section 2.4.1(a) hereof.

                  "DEFEASED NOTE" shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

                  "DISCLOSURE DOCUMENT" shall have the meaning set forth in
Section 9.2(a) hereof.

                  "EAST HANOVER PROPERTY" shall mean the Individual Property located at 307 E. Hanover Avenue, Morris Township, New Jersey. [POOL 2 ONLY]

                  "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a Federal or State-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a Federal or State-chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State-chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

                  "EMBARGOED PERSON" shall have the meaning set forth in Section
4.1.44 hereof.

                  "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ENVIRONMENTAL LAWS" shall have the meaning set forth in the Environmental Indemnity.

                  "ENVIRONMENTAL LIENS" shall have the meaning set forth in
Section 5.1.22 hereof.

                  "ENVIRONMENTAL REPORT" shall have the meaning set forth in
Section 4.1.40 hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a) hereof.

                  "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a) hereof.

                  "FEE ESTATE" shall mean, with respect to any Ground Lease, the fee interest of the lessor under such Ground Lease in the Land and the Improvements demised under such Ground Lease.

                  "FEE OWNER" shall mean, with respect to any Ground Lease, the owner of the lessor's interest in such Ground Lease and the related Fee Estate.

                  "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                  "FITCH" shall mean Fitch IBCA, Inc.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report consistently applied.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (Federal, State, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GROSS INCOME FROM OPERATIONS" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds, all as approved by Lender. Gross income shall not be diminished as a result of the Security Instrument or the creation of any intervening estate or interest in the Properties or any part thereof.

                  "GROUND LEASE" shall mean, individually and collectively, as the context may require, each ground lease described on Schedule II attached hereto and made a part hereof as such Schedule may be amended from time to time upon the release and/or substitution of an Individual Property.

                  "GROUND LEASE ESCROW FUND" shall have the meaning set forth in
Section 7.4 hereof.

                  "GROUND LEASE ESTOPPEL" shall mean that certain estoppel certificate and agreement given by Fee Owner for the benefit of Lender and containing certain statements and agreements relating to the Ground Lease.

                  "GROUND RENT" shall mean the amount of monthly rent and other charges due and payable by Borrower under the Ground Lease.

                  "GUARANTOR" shall mean U-Store-It, L.P., a Delaware limited partnership.

                  "GUARANTY" shall mean that certain Guaranty executed by Guarantor, dated the date hereof, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

                  "HAZARDOUS SUBSTANCES" shall have the meaning set forth in the Environmental Indemnity.

                  "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Security Instrument with respect to each Individual Property.

                  "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

                  "INDEMNIFIED PARTIES" shall mean Lender, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Properties, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

                  "INDEMNIFIED TAXES" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

                  "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 4.1.30(p) hereof.

                  "INDIVIDUAL LTV RATIO" shall mean, with respect to an Individual Property, the ratio of (a) the Allocated Loan Amount for such Individual Property to (b) fair market value of such Individual Property set forth in an Approved Appraisal.

                  "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by a Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of each Security Instrument and referred to therein as the "Property"; a list of all Individual Properties on the date hereof appears on Schedule I attached hereto.

                  "INSOLVENCY OPINION" shall mean that certain opinion letter dated the date hereof delivered by Hogan & Hartson L.L.P. in connection with the Loan.

                  "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 6.1(b) hereof.

                  "INSURANCE PROCEEDS" shall have the meaning set forth in
Section 6.4(b) hereof.

                  "INTELLECTUAL PROPERTY" shall mean patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights.

                  "INTEREST ONLY PAYMENT AMOUNT" shall have the meaning set forth in Section 2.2.3 hereof.

                  "INTEREST PERIOD" shall mean, with respect to the application of the Interest Only Payment Amount and the Monthly Debt Service Payment Amount paid by Borrower on a Payment Date, the period commencing on the eleventh (11th) day of the prior calendar month to and including the tenth (10th) day of the calendar month in which such Payment Date occurs.

                  "INVESTOR" shall mean each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities.

                  "LAKE WORTH PROPERTY" shall mean the Individual Property located at 6680 Lantana Road, Lake Worth, Florida. [POOL 1 ONLY]

                  "LAUREL PROPERTY" shall mean the Individual Property located at 8704 Cherry Lane, Laurel, Maryland. [POOL 1 ONLY]

                  "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEASING RESERVE ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "LEASING RESERVE FUND" shall have the meaning set forth in
Section 7.5.1 hereof.

                  "LEASE TERMINATION PAYMENTS" shall mean all payments made to Borrower in connection with any termination, cancellation, surrender, sale or other disposition of any Lease.

                  "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all Federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

                  "LEHMAN" shall have the meaning set forth in Section 9.2(b) hereof.

                  "LEHMAN GROUP" shall have the meaning set forth in Section 9.2(b) hereof.

                  "LENDER" shall mean [LEHMAN BROTHERS BANK, FSB, A FEDERAL STOCK SAVINGS BANK] [FOR METRO POOL] [LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., A DELAWARE CORPORATION] [FOR OTHER TWO POOLS], together with its successors and assigns.

                  "LIABILITIES" shall have the meaning set forth in Section 9.2(b) hereof.

                  "LICENSES" shall have the meaning set forth in Section 4.1.22 hereof.

                  "LIEN" shall mean, with respect to an Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance (but excluding any easements permitted by Section 5.2.13 hereof), charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan.

                  "LOAN TO VALUE RATIO" shall mean, as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Loan as of the date of such calculation to (ii) the most recent appraised value of the Properties (according to the most recent Approved Appraisal available to Lender).

                  "LOCKBOX ACCOUNT" shall mean the account, if any, specified in the Cash Management Agreement for deposit of Rents and other receipts from the Properties.

                  "MAJOR LEASE" shall mean any Lease which together with all other Leases to the same tenant and to all Affiliates of such tenant, (i) provides for rental income representing ten percent (10%) or more of the total rental income for the applicable Individual Property; or (ii) covers (A) ten percent (10%) or more, or (B) 4,000 square feet or more, of the total leaseable area of the related Individual Property.

                  "MANAGEMENT AGREEMENT" shall mean, with respect to any Individual Property, the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property.

                  "MANAGER" shall mean YSI Management LLC, a Delaware limited liability company, or, if the context requires, a Qualifying Manager who is managing the Properties or any Individual Property in accordance with the terms and provisions of this Agreement.

                  "MATERIAL ADVERSE EFFECT" shall mean any condition which causes or continues the occurrence of an Event of Default or has a material adverse effect upon (i) the business, operations, properties, assets, prospects, corporate structure or condition (financial or otherwise) of Borrower or any Guarantor, individually or taken as a whole, (ii) the ability of Borrower or any Guarantor to perform, or of Lender to enforce, any of their obligations under the Loan Documents or (iii) the value of the Properties, individually or taken as a whole.

                  "MATURITY DATE" shall mean [POOL 1: MAY 11, 2010] [POOL 2:
JANUARY 11, 2011] [POOL 3: NOVEMBER 11, 2009], or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of [POOL 1: $516,947.29] [POOL 2: $524,264.10] [POOL 3:
$511,291.27].

                  "MONTHLY GROUND RENT DEPOSIT" shall have the meaning set forth in Section 7.4 hereof.

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "NET CASH FLOW" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

                  "NET CASH FLOW AFTER DEBT SERVICE" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

                  "NET CASH FLOW SCHEDULE" shall have the meaning set forth in
Section 5.1.11(b) hereof.

                  "NET OPERATING INCOME" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

                  "NET PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

                  "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 6.4(b)(vi) hereof.

                  "NONDISQUALIFICATION OPINION" shall mean an opinion of tax counsel, which shall be independent outside counsel, to the effect that a contemplated action would not materially adversely affect the Federal income tax status as a REMIC, trust or other vehicle of any REMIC, trust or other vehicle in which the Loan may be included at the time such opinion is required.

                  "NON-U.S. ENTITY" shall have the meaning set forth in Section 2.2.10(b) hereof.

                  "NOTE" shall mean that certain note of even date herewith in the principal amount of NINETY MILLION AND 00/100 DOLLARS ($90,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

                  "O&M PROGRAM" shall mean, with respect to each Individual Property listed on Schedule III attached hereto, the asbestos operations and maintenance program developed by Borrower and approved by Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

                  "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner of the sole member Borrower.

                  "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments, all as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

                  "OTHER CHARGES" shall mean all Ground Rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

                  "PAYMENT DATE" shall mean the eleventh (11th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

                  "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted

Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

                  "PERMITTED INVESTMENTS" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:


                           (i) obligations of, or obligations fully guaranteed
as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                           (ii) Federal Housing Administration debentures;

                           (iii) obligations of the following United States
government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                           (iv) Federal funds, unsecured certificates of
deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                           (v) fully Federal Deposit Insurance
Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                           (vi) debt obligations with maturities of not more
than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                           (vii) commercial paper (including both
non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                           (viii) units of taxable money market funds or mutual
funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and

                           (ix) any other security, obligation or investment
which has been approved as a Permitted Investment in writing by (a) Lender and
(b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;


                  provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                  "PERMITTED OWNER" shall mean a Person who satisfies (i), (ii) or (iii) below:

                  (i) a Qualified Transferee;

                  (ii) a Sponsor; or

                  (iii) any Person, prior to a Securitization, approved by Lender (such approval not to be unreasonably withheld) or, regarding which, after a Securitization, Lender has received confirmation from the Rating Agencies that such transfer shall not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Securities.

                  "PERMITTED PREPAYMENT DATE" shall have the meaning set forth in Section 2.3.1 hereof.

                  "PERMITTED RELEASE DATE" shall mean the date that is the earlier of (a) three (3) years from the Closing Date or (b) two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Security Instrument with respect to each Individual Property.

                  "PHYSICAL CONDITIONS REPORT" shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) to the extent available, include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

                  "PLAN" shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of Section 4975 of the Code.

                  "PLAN ASSETS" shall mean assets of a Plan within the meaning of section 29 C.F.R. Section 2510.3-101 or similar law.

                  "POLICIES" shall have the meaning specified in Section 6.1(b) hereof.

                  "PROHIBITED PERSON" shall mean any Person:

                  (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "EXECUTIVE ORDER");

                  (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

                  (d) who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

                  (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

                  (f) who is an Affiliate of or affiliated with a Person listed above.

                  "PROPERTIES" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

                  "PROVIDED INFORMATION" shall have the meaning set forth in
Section 9.1(a) hereof.

                  "QUALIFIED TRANSFEREE" shall mean any one of the following
Persons:

                  (i)      a pension fund, pension trust or pension account that
                           (a) has total real estate assets of at least $1 Billion and (b) is managed by a Person who controls at least $1 Billion of real estate equity assets; or

                  (ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

                  (iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a State or territory of the United States (including the District of Columbia) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

                  (iv) a corporation organized under the banking laws of the United States or any State or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

                  (v) any Person (a) with a long-term unsecured debt rating from each of the Rating Agencies of at least investment grade or (b) who (i) owns or operates at least one hundred (100) self-service storage facilities totaling at least 5 million square feet of gross leasable area, (ii) has a net worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million and (iii) immediately prior to such transfer, controls real estate equity assets of at least $1 Billion .

                  "QUALIFYING MANAGER" shall mean (i) YSI Management LLC, a Delaware limited liability company or (ii) a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value to the Property, provided that (a) prior to a Securitization, Borrower shall have obtained the prior written consent of Lender for such entity which consent shall not be unreasonably withheld and (b) after a Securitization, Borrower shall have obtained prior written confirmation from the Rating Agencies that management of the Property by such entity will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Securities issued pursuant to the Securitization.

                  "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "RELEASE" shall have the meaning set forth in the Environmental Indemnity.

                  "RELEASE AMOUNT" shall mean, for an Individual Property, the product of the Allocated Loan Amount for such Individual Property and one hundred twenty-five percent (125%).

                  "RELEASED INDIVIDUAL PROPERTY" shall have the meaning set forth in Section 2.5.2 hereof.

                  "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

                  "RENTS" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, forfeited security deposits, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

                  "REPLACED PROPERTY" shall have the meaning set forth in
Section 2.7(a) hereof.

                  "REPLACEMENT MANAGEMENT AGREEMENT" shall mean, collectively,
(a) either (i) a management agreement with a Qualifying Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualifying Manager, which management agreement shall be acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; and (b) a conditional assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Borrower and such Qualifying Manager at Borrower's expense.

                  "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in Section 7.3.1 hereof.

                  "REPLACEMENT RESERVE FUND" shall have the meaning set forth in
Section 7.3.1 hereof.

                  "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 7.3.1 hereof.

                  "REPLACEMENTS" shall have the meaning set forth in Section
7.3.1 hereof.

                  "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "REQUIRED REPAIR FUND" shall have the meaning set forth in
Section 7.1.1 hereof.

                  "REQUIRED REPAIRS" shall have the meaning set forth in Section
7.1.1 hereof.

                  "RESERVE FUNDS" shall mean the Required Repair Fund, Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Ground Lease Escrow Fund or any other escrow fund established or required by the Loan Documents.

                  "RESTORATION" shall have the meaning set forth in Section 6.2 hereof.

                  "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in Section 2.4.1(b) hereof.

                  "SECURITIES" shall have the meaning set forth in Section 9.1 hereof.

                  "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a) hereof.

                  "SECURITIZATION" shall have the meaning set forth in Section
9.1 hereof.

                  "SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.4.1(a)(vi) hereof.

                  "SECURITY INSTRUMENT" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreement, executed and delivered by Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "SERVICER" shall have the meaning set forth in Section 9.6 hereof.

                  "SERVICING AGREEMENT" shall have the meaning set forth in
Section 9.6 hereof.

                  "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 8.2(c) hereof.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

                  "SPC PARTY" shall have the meaning set forth in Section 4.1.30(o) hereof.

                  "SPECIAL PURPOSE ENTITY" shall mean a Person which satisfies the requirements of Section 4.1.30 hereof.

                  "SPONSOR" shall mean U-Store-It Trust, a Maryland real estate investment trust.

                  "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

                  "SUBSTITUTE PROPERTY" shall have the meaning set forth in
Section 2.7(a) hereof.

                  "SUBSTITUTE SECURITY INSTRUMENT" shall have the meaning set forth in Section 2.7(a) hereof.

                  "SUBSTITUTION" shall have the meaning set forth in Section 2.7(a) hereof.

                  "SUBSTITUTION DATE" shall have the meaning set forth in
Section 2.7(c)(iv) hereof.

                  "SUCCESSOR BORROWER" shall have the meaning set forth in
Section 2.4.2 hereof.

                  "SURVEY" shall mean a survey of the Individual Property in question delivered to Lender and which survey has been prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

                  "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.2 hereof.

                  "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

                  "TAX OPINION" shall mean an opinion of competent counsel to the effect that a contemplated action (a) will not result in any deemed exchange pursuant to Section 1001 of the Code of the Note; and (b) will not adversely affect the Note status as indebtedness for Federal income tax purposes.

                  "TITLE INSURANCE POLICY" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (acceptable to Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Security Instrument encumbering such Individual Property.

                  "TRADED ENTITY" shall have the meaning set forth in Section 5.2.13(g) hereof.

                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

                  "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

                  "UNDERWRITER GROUP" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "U.S. OBLIGATIONS" shall mean direct non-callable obligations of the United States of America.

                  "YIELD MAINTENANCE PREMIUM" shall mean the amount (if any) which, when added to the remaining principal amount of the Note or the principal amount of a Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.


         SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

                  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

         II. GENERAL TERMS

         SECTION 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER.


         2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

         2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

         2.1.3 THE NOTE, SECURITY INSTRUMENTS AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases and the other Loan Documents.

         2.1.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to
(a) pay the cost of the acquisition of the Properties, (b) repay and discharge any existing loans relating to the Properties, (c) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (d) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (e) pay costs and expenses incurred in connection with the Closing of the Loan, as approved by Lender, (f) fund any working capital requirements of the Properties, and (g) distribute the balance, if any, to Borrower.

         SECTION 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

         2.2.1 INTEREST GENERALLY. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

         2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

         2.2.3 PAYMENTS. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to but not including the eleventh day of the next succeeding calendar month, (b) on December 11, 2004 and on each Payment Date thereafter through and including the Payment Date occurring on November 11, 2005, interest only on the outstanding principal balance of the Loan (the "INTEREST ONLY PAYMENT AMOUNT"), and (c) on each Payment Date commencing with the Payment Date occurring on December 11, 2005 up to and including the Maturity Date, an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest on the Loan for the prior Interest Period and the balance to the outstanding principal of the Loan.

         2.2.4 INTENTIONALLY DELETED.

         2.2.5 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date, the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instruments and the other Loan Documents.

         2.2.6 PAYMENTS AFTER DEFAULT. Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date an amount equal to the Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Net Cash Flow After Debt Service shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instruments. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service.

         2.2.7 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents to the extent permitted by applicable law.

         2.2.8 USURY SAVINGS. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         2.2.9 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by noon, New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

         2.2.10 INDEMNIFIED TAXES.

         (a) All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Indemnified Taxes, excluding (i) Indemnified Taxes measured by Lender's net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is resident or organized, or any political subdivision thereof, (ii) taxes measured by Lender's overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender's applicable lending office or any political subdivision thereof or in which Lender is resident or engaged in business, and (iii) withholding taxes imposed by the United States of America, any State, commonwealth, protectorate territory or any political subdivision or taxing authority thereof or therein as a result of the failure of Lender which is a Non-U.S. Entity to comply with the terms of paragraph (b) below. If any non excluded Indemnified Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non excluded Indemnified Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non excluded Indemnified Tax is payable pursuant to applicable law by Borrower, Borrower shall send to Lender an original official receipt showing payment of such non excluded Indemnified Tax or other evidence of payment reasonably satisfactory to Lender. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non excluded Indemnified Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender ender the required receipts or other required documentary evidence.

         (b) In the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a State thereof (a "NON-U.S. ENTITY") Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States Federal income taxes. Each entity required to deliver to Borrower a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the Non-U.S. Entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States Federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States Federal income tax.

         SECTION 2.3 PREPAYMENTS.

         2.3.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. On [POOL 1: FEBRUARY 11, 2010] [POOL 2: OCTOBER 11, 2010] [POOL 3: AUGUST 11, 2009] (the "PERMITTED PREPAYMENT DATE") or on any Payment Date thereafter, Borrower may, at its option and upon thirty (30) days prior written notice to Lender, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium, provided, Borrower pays to Lender all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

         2.3.2 MANDATORY PREPAYMENTS. On each date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of any Individual Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

         2.3.3 PREPAYMENTS AFTER DEFAULT. If, following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.3.1 hereof and, if such payment is made prior to the Permitted Prepayment Date, Borrower shall pay, in addition to the Debt, (i) an amount equal to the greater of (a) one percent (1%) of the outstanding principal amount of the Loan to be prepaid or satisfied, or (b) the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the outstanding principal amount of the Loan to be satisfied or prepaid and (ii) all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment.

         SECTION 2.4 DEFEASANCE.

         2.4.1 VOLUNTARY DEFEASANCE. (a) Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Permitted Release Date to voluntarily defease all or any portion of the Loan by and upon satisfaction of the following conditions (such event being a "DEFEASANCE EVENT"):

                  (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "DEFEASANCE DATE") on which the Defeasance Event will occur and the principal amount of the Loan to be defeased;

                  (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Note to and including the Defeasance Date;

                  (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Security Instruments, and the other Loan Documents;

                  (iv) Borrower shall deliver to Lender the Defeasance Deposit applicable to the Defeasance Event;

                  (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes for the Note, one note having a principal balance equal to the defeased portion of the original Note and a maturity date equal to the Permitted Prepayment Date (the "DEFEASED NOTE") and the other note having a principal balance equal to the undefeased portion of the original Note and a maturity date equal to the Maturity Date (the "UNDEFEASED NOTE"). The Defeased Note and the Undefeased Note shall otherwise have terms identical to the original Note, except that a Defeased Note cannot be the subject of any further Defeasance Event. The Undefeased Note may be the subject of a further Defeasance Event in accordance with the terms and provisions of this Section 2.4 (the term "Note", as used in this clause (v) for such purpose, being deemed to refer to the Undefeased Note that is the subject of further defeasance), provided, however, that no such partial defeasance shall take place unless the conditions outlined in Section 2.5 are satisfied;

                  (vi) Borrower shall execute and deliver a security agreement, in a form and substance that would be reasonably satisfactory to a prudent institutional lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section
         2.4 (the "SECURITY AGREEMENT");

                  (vii) Borrower shall deliver an opinion of counsel for Borrower in a form and substance that would be reasonably satisfactory to a prudent institutional lender stating, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or the Defeased Note (as applicable) to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

                  (viii) Borrower shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such defeasance and release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

                  (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.4.1(a) have been satisfied;

                  (x) Borrower shall deliver a certificate of an Acceptable Accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                  (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

                  (xii) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including, without limitation, (A) any costs and expenses associated with a release of the Lien of the related Security Instrument as provided in Section 2.5 hereof, (B) Lender's reasonable attorneys' fees and expenses, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the reasonable costs and expenses actually incurred by Servicer and any trustee, including reasonable attorneys' fees.

                  (b) In connection with each Defeasance Event, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as applicable, and in amounts equal to the scheduled payments due on such dates under this Agreement and the Note or the Defeased Note, as applicable, (including without limitation scheduled payments of principal, interest, servicing fees (if any), the Rating Surveillance Charge and any other amounts due under the Loan Documents on such dates) and assuming such Note or Defeased Note, as applicable, is prepaid in full on the Permitted Prepayment Date (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.4 and satisfy Borrower's other obligations under this Section 2.4 and Section 2.5 hereof shall be remitted to Borrower.

         2.4.2 SUCCESSOR BORROWER. In connection with any Defeasance Event, Borrower shall establish or designate a successor entity (the "SUCCESSOR BORROWER") which shall be a single purpose bankruptcy remote entity with one (1) Independent Director approved by Lender (two (2) if required by any Rating Agency), and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents and the other Loan Documents, except with respect to those obligations which are expressly stated to survive. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note, as applicable, in accordance with this Section 2.4.2, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses, incurred in connection therewith.

         SECTION 2.5 RELEASE OF PROPERTY. Except as set forth in Section
2.4 hereof and this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Security Instrument on any Individual Property.

         2.5.1    RELEASE OF ALL PROPERTIES.

         (a) After the Permitted Release Date, if Borrower has elected to defease the entire Loan and the applicable requirements of Section 2.4 hereof and this Section 2.5 have been satisfied, all of the Properties shall be released from the Liens of their respective Security

Instruments and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

         (b) In connection with the release of the Security Instruments, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent institutional lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, and (ii) will, following execution by Lender and recordation thereof, effect such releases in accordance with the terms of this Agreement.

         2.5.2 RELEASE OF INDIVIDUAL PROPERTY. After the Permitted Release Date, if Borrower has elected to defease a portion of the Loan and the applicable requirements of Section 2.4 hereof and this Section 2.5 have been satisfied, Borrower may obtain the release of an Individual Property from the Lien of the Security Instrument thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

         (a) The principal balance of the Defeased Note shall equal or exceed the Release Amount for the applicable Individual Property; provided, however, if the undefeased portion of the Loan at the time a release is requested is less than the Release Amount, the Defeased Note shall equal the remaining undefeased portion of the Loan at the time of release;

         (b) Borrower shall provide Lender with at least thirty (30) days but no more than ninety (90) days prior written notice of its request to obtain a release of the Individual Property;

         (c) Borrower shall defease the portion of the Note equal to the Release Amount of the Individual Property being released (together with all accrued and unpaid interest on the principal amount being defeased) in accordance with the terms and conditions of Sections 2.4.1 and 2.4.2 hereof;

         (d) Borrower shall submit to Lender, not less than thirty (30) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and that would be satisfactory to a prudent institutional lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, (ii) will, following execution by Lender and recordation thereof, effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

         (e) After giving effect to such release, the Debt Service Coverage Ratio for the Properties then remaining subject to the Lien of the Security Instrument shall be at least equal to the Debt Service Coverage Ratio for all of the Properties (including the Individual Property to be released) for the twelve
(12) full calendar months immediately preceding the release of such Individual Property.

         (f) Intentionally Deleted;

         (g) Lender shall have received evidence that the Individual Property to be released shall be conveyed to a Person other than Borrower or SPC Party;

         (h) Lender shall have received payment of all Lender's costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Individual Property from the lien of the related Security Instrument and the review and approval of the documents and information required to be delivered in connection therewith; and

         (i) Immediately following such release, the Allocated Loan Amount of the Individual Property released (the "RELEASED INDIVIDUAL PROPERTY") shall be reduced to zero and the Allocated Loan Amounts of the Individual Properties remaining subject to the Lien of a Security Instrument immediately following such release shall be reduced pro rata by the difference between the Release Amount of the Released Individual Property and the original Allocated Loan Amount of the Released Individual Property.

         2.5.3 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Security Instrument on each Individual Property not theretofore released.

         SECTION 2.6 MANNER OF MAKING PAYMENTS; CASH MANAGEMENT.

         2.6.1 DEPOSITS INTO LOCKBOX ACCOUNT. Borrower shall cause all Rents from the Properties to be deposited into the Lockbox Account in accordance with the Cash Management Agreement. Without limitation of the foregoing, Borrower shall, and shall cause Manager to, (a) cause or direct all tenants under Leases to deliver all Rents payable thereunder either directly to the Lockbox Account or to Manager for deposit into the Lockbox Account, and (b) deposit all amounts received by Borrower or Manager constituting Rents or other revenue of any kind from the Properties into the Lockbox Account within one (1) Business Day of receipt thereof. Disbursements from the Lockbox Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement. Lender shall have sole dominion and control over the Lockbox Account and, except as set forth in the Cash Management Agreement, Borrower shall have no rights to make withdrawals therefrom.

         2.6.2 PAYMENTS RECEIVED IN THE LOCKBOX ACCOUNT. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents and provided no Event of Default then exists, Borrower's obligations with respect to the Interest Only Payment Amount, the Monthly Debt Service Payment Amount and amounts due for the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

         2.6.3 NO DEDUCTIONS, ETC. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

         SECTION 2.7 SUBSTITUTE PROPERTY.

         (a) Generally. Subject to the conditions in this Section 2.7, at any time and from time to time, Borrower may substitute (each such act is hereafter referred to as a "SUBSTITUTION") a property (a "SUBSTITUTE PROPERTY") for an Individual Property (a "REPLACED PROPERTY"). From and after the substitution of a Substitute Property in accordance herewith, such Substitute Property shall thereafter be deemed an Individual Property under this Agreement and the Security Instrument, and the Allocated Loan Amount of such Substitute Property shall be the same as the Allocated Loan Amount of the Replaced Property, except that in the event that two (2) or more Substitute Properties replace a single Replaced Property, then in that event, the Allocated Loan Amount of the Replaced Property shall be apportioned between or amongst the Substitute Properties as Lender in its sole discretion decides. In the event of a substitution, the Note shall remain in full force and effect and a new Security Instrument encumbering the Substitute Property (the "SUBSTITUTE SECURITY INSTRUMENT") shall be executed and delivered by Borrower to Lender to encumber the Substitute Property. Concurrently with the completion of all steps necessary to substitute a Substitute Property as provided herein, Lender shall execute or cause to be executed all such documents as are necessary or appropriate (i) to release all Liens granted to Lender and affecting the Replaced Property, and (ii) to cause the Substitute Security Instrument to be cross-collateralized and cross-defaulted with the Security Instrument. Notwithstanding anything to the contrary hereinbefore contained, Borrower's right to substitute a Property as herein provided shall be subject to the additional limitation that at any time the Allocated Loan Amount of such Substitute Property, individually or when aggregated with the Allocated Loan Amounts of all other Properties which are or were a Substitute Property shall not constitute more than 33 1/3 % of the original outstanding principal amount of the Loan.

         (b) Substitute Property Requirements. To qualify as a Substitute Property, the property nominated to be a Substitute Property must, at the time of substitution:

                  (i) be a property as to which Borrower will hold indefeasible fee title free and clear of any lien or other encumbrance except for Permitted Encumbrances;

                  (ii) be free and clear of Hazardous Substance except for nominal amounts of any such substances commonly incorporated in or used in the operation of properties similar to the Properties (in either case in compliance with all Environmental Laws), all as set forth in an environmental report delivered to Lender;

                  (iii) be in substantially the same repair and condition, which shall be certified by an Officer's Certificate of Borrower, as the Replaced Property was on the Closing Date or, in the event that the Replaced Property was itself a Substitute Property, on the date that such Property became a Property hereunder all as set forth in a Physical Conditions Report delivered to Lender;

                  (iv) be in compliance, in all material respects, with Legal Requirements which shall be certified in an Officer's Certificate;

                  (v) as evidenced by an Approved Appraisal performed at Borrower's expense and delivered to Lender, have a fair market value no less than the greater of (y) the fair market value of the Replaced Property on the Closing Date or (z) the fair market value of the Replaced Property immediately prior to the Substitution;

                  (vi) be used primarily for self-service storage and related uses; and

                  (vii) after giving effect to the Substitution, the Debt Service Coverage Ratio for all of the Properties (including the Substitute Property, but excluding the Replaced Property) shall be at least equal to the Debt Service Coverage Ratio for all of the Properties (including the Replaced Property) for the twelve (12) full calendar months immediately preceding the release and substitution of such Individual Property.

         (c) Conditions to Substitution. In addition to the requirements in
Section 2.7(b) above, substitution of any Property pursuant to this Section 2.7 shall be subject to the satisfaction of the following, all of which shall be prepared or obtained at Borrower's expense:

                  (i) simultaneously with the Substitution, Borrower shall convey fee simple title to the Replaced Property to a Person other than Borrower;

                  (ii) Intentionally Deleted;

                  (iii) Intentionally Deleted;

                  (iv) receipt by Lender and the Rating Agencies of written notice thereof from Borrower at least thirty (30) days before the date of the proposed Substitution (the "SUBSTITUTION DATE"), together with
         (1) written evidence that the property proposed to be a Substitute Property complies with Section 2.7(b) above and (2) such other information, including financial information, as Lender or the Rating Agencies may request;

                  (v) Lender's receipt of written affirmation from the Rating Agencies that the ratings of the Securities immediately prior to such Substitution will not be qualified, downgraded or withdrawn as a result of such Substitution, which affirmation may be granted or withheld in the Rating Agencies' sole and absolute discretion;

                  (vi) delivery to Lender of an opinion of counsel opining as to the enforceability of the Substitute Security Instrument with respect to the Substitute Property in substantially the same form and substance as the opinion of counsel concerning enforceability originally delivered at the Closing Date in connection with the Replaced Property, with reasonable allowance for variations in applicable State law, and a Nondisqualification Opinion and a Tax Opinion;

                  (vii) no Event of Default shall have occurred and be continuing;

                  (viii) the representations and warranties set forth in this Agreement, in the Security Instrument and the Loan Documents applicable to the Replaced Property shall be true and correct (except as to title exceptions) as to the Substitute Property on the Substitution Date in all material respects;

                  (ix) delivery to Lender of a copy of the organizational documents of Borrower and all amendments thereto, certified as true, complete and correct as of the date of delivery by an Officer's Certificate; a certificate from the secretary of the State or other applicable State official or officer in Borrower's State of formation certifying that it is duly formed and in good standing (with tax clearance, if applicable), if available, and certificates from the Secretary of State of the State in which the Substitute Property is located (if such certificates are issued), certifying as to Borrower's good standing as a limited liability company in such State (with tax clearance, if applicable); delivery of an Officer's Certificate, dated the Substitution Date and signed on behalf of its Secretary or Assistant Secretary, certifying the names of the officers of the general partner of the sole member of Borrower authorized to execute and deliver, in the name and on behalf of Borrower, the Security Instrument, Assignment of Leases, UCC Financing Statements, and the other Loan Documents pertaining to such Substitute Property to which Borrower is a party, together with the original (not photocopied) signatures of such officers;

                  (x) delivery to Lender of an Officer's Certificate certifying to the veracity of the statements in Subsections 2.7(b)(ii), 2.7(b)(iii), 2.7(b)(iv), 2.7(b)(vii), 2.7(c)(viii), and 2.7(c)(ix)
         hereof;

                  (xi) delivery to Lender of originals of the following:

                           (1) Borrower shall have executed, acknowledged and delivered to Lender a Security Instrument, an Assignment of Leases and two UCC Financing Statements (to the extent execution and acknowledgment are required) with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Security Instrument, Assignment of Leases and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Security Instrument, Assignment of Leases and Rents and, with regard to the UCC-1 Financing Statements, if recordation or a system of filing is accepted or established in the applicable jurisdiction, one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and, subject to local law, rule or custom, to file one of the UCC-1 Financing Statements in the office of the Secretary of State of the State in which Borrower has been formed, so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. The Security Instrument, Assignment of Leases and UCC-1 Financing Statements shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Replaced Property subject to modifications reflecting the Substitute Property as the Property that is the subject of such documents and such modifications reflecting the laws of the State in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such State and delivering the opinion of counsel as to the enforceability of such documents required pursuant to this Section. The Security Instrument encumbering the Substitute Property shall secure all amounts evidenced by the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Security Instrument shall be equal to one hundred fifty percent (150%) of the amount of the Loan allocated to the Substitute Property;

                           (2) Lender shall have received (A) any "tie-in" or similar endorsement to each Title Insurance Policy insuring the Lien of the Security Instrument as of the date of the substitution available with respect to the Title Insurance Policy insuring the Lien of the Security Instrument with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Security Instrument encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the Security Instrument and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Replaced Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Release Amount applicable to the Substitute Property if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred fifty percent (150%) of the Release Amount applicable for the Substitute Property, (2) insure Lender that the relevant Security Instrument creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements),
                                    (3) contain such legally available
                                    endorsements and affirmative coverages as are contained in the Title Insurance Policies insuring the Liens of the existing Security Instrument, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all costs of or premiums for such endorsements and Title Insurance Policies have been paid;

                           (3) a current as-built land title Survey and a certificate from a professional licensed land surveyor with respect to such Substitute Property, certified to the Title Company and Lender, and prepared in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys meeting the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table
                                    A) shall be added to each survey 2, 3, 4, 6, 8, 9, 10, 11(a) (as to utilities, surface matters only) and 13, and showing the location, dimensions and area of each parcel of the Substitute Property, including all existing buildings and improvements, utilities, parking areas and spaces, internal streets, if any, external streets, rights-of-way, as well as any easements, setback violations or encroachments on such Substitute Property and identifying each item with its corresponding exception, if any, in the title policy relating thereto. Each survey shall contain the original signature and seal of the surveyor and any additional matter required by the Title Company. In addition, Borrower shall provide with respect to each Substitute Property a certificate of a professional land surveyor to the effect that the Improvements located upon such Substitute Property are not located in a flood plain area, or, if such Substitute Property is in a flood plain area, Borrower shall deliver on the Closing Date evidence of flood insurance;

                           (4) a certified copy of a deed conveying to Borrower all right, title and interest in and to the Replaced Property and a letter from a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Replaced Property is located;

                           (5) insurance certificates issued by insurance companies evidencing the insurance coverage required under Section 6.1 hereof;

                           (6) a Phase I environmental report issued by a qualified environmental consultant at Borrower's expense, and, if recommended by the Phase I environmental report, a Phase II environmental report, which conclude that the Substitute Property does not contain any Hazardous Substance except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the Substitute Property (in either case in compliance with all Environmental Laws). If any such report discloses the presence of any Hazardous Substance, such report shall include an estimate of the cost of any related remediation and Borrower shall deposit with Lender an amount equal to one hundred fifty percent (150%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the Substitute Property (in either case in compliance with all Environmental Laws) and (B) paid receipts indicating that the costs of all such remediation work have been paid;

                           (7) payments of or reimbursement for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the substitution, and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution;

                           (8) an endorsement to the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the State in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy or of an opinion of competent counsel in the State where such Substitute Property is located, stating that the Substitute Property constitutes a separate tax lot or a letter from the appropriate authority stating that the Substitute Property constitutes a separate tax lot;

                           (9) a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste. If compliance with any Legal Requirements are not addressed by the Physical Conditions Report, such compliance shall be confirmed by delivery to Lender of a certificate of an architect licensed in the State in which the Substitute Property is located, a letter from the municipality in which such Property is located, a certificate of a surveyor that is licensed in the State in which the Substitute Property is located (with respect to zoning and subdivision laws), an ALTA 3.1 zoning endorsement to the Title Insurance Policy delivered pursuant to clause (2) above (with respect to zoning laws) or a subdivision endorsement to the Title Insurance Policy delivered pursuant to clause (2) above (with respect to subdivision laws). If the Physical Conditions Report recommends that any repairs be made with respect to the Substitute Property, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such Physical Conditions Report or a letter from engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good manner and (B) paid receipts indicating that the costs of all such repairs have been paid;

                           (10) annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Replaced Property, each certified to Lender as being true and correct, and a certificate from Borrower certifying that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statements;

                           (12)     a release of Lien (and related Loan
                                    Documents) for the Replaced Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Replaced Property is located; and

                           (13) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies may have requested.

         III. CONDITIONS PRECEDENT

         SECTION 3.1 CONDITIONS PRECEDENT TO CLOSING.

                  The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

         3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

         3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

         3.1.3 DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES.

         (a) SECURITY INSTRUMENT, ASSIGNMENT OF LEASES AND OTHER LOAN DOCUMENTS. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Security Instrument and the Assignment of Leases and evidence that counterparts of the Security Instrument and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable liens upon each Individual Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from
(i) Borrower fully executed counterparts of the Environmental Indemnity, Cash Management Agreement and Assignment of Management Agreement and (ii) Guarantor, a fully executed counterpart of the Guaranty.

         (b) TITLE INSURANCE. Lender shall have received Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the applicable Security Instrument creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

         (c) SURVEY. Lender shall have received a current title Survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The Surveys shall show the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11(a) (as to utilities, surface matters only) and 13. Each such Survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Individual Property referred to in clause (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each Survey and the surveyor shall provide a certification for each Survey in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys in form and substance acceptable to Lender.

         (d) INSURANCE. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

         (e) ENVIRONMENTAL REPORTS. Lender shall have received an environmental report in respect of each Individual Property, in each case satisfactory to Lender.

         (f) ZONING. With respect to each Individual Property, Lender shall have received, at Lender's option, (i) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (iii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

         (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first lien as of the Closing Date with respect to each Security Instrument on the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

         3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

         3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

         3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation issues, and
(b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

         3.1.7 BUDGETS. Borrower shall have delivered to Lender the Annual Budget for the current Fiscal Year.

         3.1.8 BASIC CARRYING COSTS. Borrower shall have paid all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid insurance premiums relating to the Properties, (b) currently due Taxes (including any in arrears) relating to the Properties, and (c) currently due Other Charges relating to the Properties, which amounts shall be funded with proceeds of the Loan.

         3.1.9 COMPLETION OF PROCEEDINGS. All corporate and other organizational proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

         3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

         3.1.11 TENANT ESTOPPELS. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from each tenant under a Major Lease.

         3.1.12 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

         3.1.13 MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on the financial condition or business condition of Borrower or the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy and Leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

         3.1.14 LEASES AND RENT ROLL. Lender shall have received copies of all tenant leases, certified copies of any tenant leases as requested by Lender and certified copies of all ground leases affecting the Properties. Lender shall have received a current certified rent roll of the Properties, reasonably satisfactory in form and substance to Lender.

         3.1.15 TAX LOT. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

         3.1.16 PHYSICAL CONDITIONS REPORTS. Lender shall have received Physical Conditions Reports with respect to each Individual Property, which reports shall be reasonably satisfactory in form and substance to Lender.

         3.1.17 MANAGEMENT AGREEMENT. Lender shall have received a certified copy of the Management Agreement with respect to the Properties which shall be satisfactory in form and substance to Lender.

         3.1.18 APPRAISAL. Lender shall have received an appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender.

         3.1.19 FINANCIAL STATEMENTS. Lender shall have received a balance sheet with respect to each Individual Property for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to each Individual Property for the three most recent Fiscal Years, each in form and substance satisfactory to Lender.

         3.1.20 FURTHER DOCUMENTS. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

         IV. REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 BORROWER REPRESENTATIONS.

                  Borrower represents and warrants as of the date hereof and as of the Closing Date that:

         4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties. Schedule 4.1.1 attached hereto accurately depicts the organizational structure of Borrower.

         4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

         4.1.4 LITIGATION. Except as set forth on Schedule 4.1.4 attached hereto and made a part hereof there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Individual Property.

         4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties and specifically permitted under this Agreement and
(b) obligations under the Loan Documents. Set forth on Schedule 4.1.5 attached hereto are the material agreements to which Borrower is a party or by which Borrower or any of the Properties are bound. Each such material agreement is cancellable without penalty or premium on no more than thirty (30) days notice unless otherwise specifically set forth on such Schedule 4.1.5.

         4.1.6 TITLE. Borrower has good, marketable and insurable fee simple title (or the leasehold title with respect to the East Hanover Property) to the real property comprising part of each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Properties which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

         4.1.7 SOLVENCY / NO BANKRUPTCY FILING. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and
(b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar State bankruptcy or insolvency law has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar State bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

         4.1.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

         4.1.9 NO PLAN ASSETS. Borrower is not a Plan and none of the assets of Borrower constitute or will constitute "Plan Assets" of one or more Plans. In addition, (a) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

         4.1.10 COMPLIANCE. Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, Environmental Laws, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to Borrower's actual knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the Federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

         4.1.11 FINANCIAL INFORMATION. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Properties, as applicable, as of the date of such reports, and (iii) to the extent prepared or audited by an Acceptable Accountant, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect on any Individual Property or the operation thereof in the manner currently operated, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Effect on the financial condition, operations or business of Borrower from that set forth in said financial statements.

         4.1.12 CONDEMNATION. No Condemnation or other similar proceeding has been commenced or, to the best of Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

         4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

         4.1.14 UTILITIES AND PUBLIC ACCESS. Each Individual Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities.

         4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         4.1.16 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

         4.1.17 ASSESSMENTS. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor, has Borrower received any notice of any contemplated improvements to any Individual Property that may result in such special or other assessments.

         4.1.18 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

         4.1.19 NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

         4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

         4.1.21 USE OF PROPERTY. Each Individual Property is used exclusively for self-service storage facility purposes and other appurtenant and related uses (except the Lake Worth Property and the Laurel Property and such other Individual Properties which are used, in addition to self-service storage facility uses, for office, office / warehouse and retail uses approved by Lender which approval shall not be unreasonably withheld). [POOL 1 ONLY]

         4.1.22 CERTIFICATE OF OCCUPANCY; LICENSES. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property as currently operated (collectively, the "LICENSES"), have been obtained and are in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of each Individual Property as currently operated. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

         4.1.23 FLOOD ZONE. Except as shown on the Surveys, none of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required hereunder is in full force and effect with respect to each such Individual Property.

         4.1.24 PHYSICAL CONDITION. Each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Each Individual Property is free from damage covered by fire or other casualty. All liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

         4.1.25 BOUNDARIES. Except as otherwise as shown on the Survey, all of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance; provided, however, to the extent that any of the foregoing are not satisfied, such encroachments do not have a Material Adverse Effect.

         4.1.26 LEASES.

         (a) The Properties are not subject to any Leases other than the Leases disclosed to Lender in writing or set forth in the occupancy and/or rental reports delivered to Lender on or prior to the Closing Date. Except as set forth on Schedule 4.1.26 attached hereto, there are no Major Leases on any Individual Property. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and there are no defaults by Borrower or, to the best of Borrower's knowledge, any tenant under any Lease which have a Material Adverse Effect and, to the best of Borrower's knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under any Lease which would have a Material Adverse Effect. Except as disclosed to Lender in writing or set forth in the Rent Rolls delivered to

Lender on or prior to the Closing Date, no Rent (including security deposits) has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and, except as disclosed to Lender in writing or set forth in the Rent Rolls, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. Except as disclosed to Lender in writing or set forth in the Rent Rolls, to the best of Borrower's knowledge, no tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. To Borrower's knowledge, no hazardous wastes or toxic substances, as defined by applicable Federal, State or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

         (b) With respect to any Individual Property located within the State of New York, Lender shall have all of the rights against lessees of each Individual Property located in the State of New York set forth in Section 291-f of the Real Property Law of New York.

         4.1.27 SURVEY. The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting such Individual Property or the title thereto.

         4.1.28 LOAN TO VALUE. The maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Properties.

         4.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, been paid, and, under current Legal Requirements, each Security Instrument is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof).

         4.1.30 SINGLE PURPOSE ENTITY/SEPARATENESS. Borrower represents, warrants and covenants as follows:

                  (a) The purpose for which Borrower is organized is and shall be limited solely to (i) owning, holding, selling, leasing, transferring, exchanging, operating and managing the Properties, (ii) entering into this Agreement with Lender, (iii) refinancing the Properties in connection with a permitted repayment of the Loan and
         (iv) transacting any and all lawful business for which a Borrower may be organized under its constitutive law that is incident, necessary and appropriate to accomplish the foregoing.

                  (b) Borrower does not own and will not own any asset or property other than (i) the Properties, and (ii) incidental personal property necessary for and used or to be used in connection with the ownership or operation of the Properties.

                  (c) Borrower will not engage in any business other than the ownership, management and operation of the Properties.

                  (d) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower, any guarantors of the obligations of Borrower or any Affiliate of any constituent party, owner or guarantor (collectively, the "RELATED PARTIES"), except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not so affiliated with Borrower or such Related Parties. Borrower will maintain an arm's length relationship with such Related Parties or any other Person.

                  (e) Borrower has not incurred and will not incur any Indebtedness other than (i) the Loan and (ii) trade payables in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note, does not exceed $4,000,000.00 in the aggregate, and is not in excess of sixty (60) days past due. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Properties.

                  (f) Borrower has not made and will not make any loans or advances to any Person and shall not acquire obligations or securities of any Related Party. Borrower will not form, acquire or hold any subsidiaries, or own or acquire any stock or equity interest in any Related Parties or any other Person (except that Borrower may invest in those investments permitted under the Loan Documents).

                  (g) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (h) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any Related Party to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such Related Party without the prior written consent of Lender.

                  (i) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person and Borrower's assets will not be listed as assets on the financial statement of any other Person. Borrower will file its own tax returns provided, however, that Borrower's assets and income may be included in a consolidated tax return of its parent companies if inclusion on such a consolidated tax return is required to comply with the requirement of GAAP or any applicable law.

                  (j) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks.

                  (k) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, except that no constituent party of Borrower shall be required to make any additional capital contributions to Borrower.

                  (l) Neither Borrower nor any Related Party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, or the sale of material assets of Borrower.

                  (m) Borrower will not commingle its assets with those of any other Person and will hold all of its assets in its own name. Borrower will deposit all of its funds in checking accounts, savings accounts, time deposits or certificate deposits in its own name or invest such funds in its own name.

                  (n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out as being responsible for the debts or obligations of any other Person.

                  (o) Unless Borrower is a single member limited liability company formed under the laws of the State of Delaware, Borrower shall require that a Person holding an interest in Borrower be a corporation or limited liability company (the "SPC PARTY") which will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section
         4.1.30 as if such representation, warranty or covenant was made directly by such Person. The structure of Borrower and the interest of the SPC Party shall be reasonably acceptable to Lender and shall satisfy the requirements of the Rating Agencies for "single purpose, bankruptcy remote entities". Notwithstanding the foregoing so long as Borrower is a single member limited liability company formed under the laws of the State of Delaware and the organizational documents of Borrower as delivered to Lender in connection with the Closing are not modified, Borrower shall not be required to have an SPC Party and all provisions of this Agreement and the other Loan Documents pertaining to SPC Party shall be disregarded.

                  (p) Borrower shall at all times cause there to be at least one
         (1) duly appointed members of the board of directors of the SPC Party or if Borrower is a single member Delaware limited liability company, its board of managers (an "INDEPENDENT DIRECTOR") reasonably satisfactory to Lender who shall not have been at the time of each such individual's respective appointment, and shall not be at any time while serving as a Independent Director and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its or their shareholders, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or who derives any of its purchases or revenues from its activities with Borrower or SPC Party (if applicable) or any Affiliate of either of them any of its or their shareholders, subsidiaries or Affiliates, (iii) a Person controlling or under common control with any such shareholder, partner supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of any other director of Borrower or the SPC Party (if applicable). Notwithstanding the foregoing, an individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as an Independent Director, an independent director of a "special purpose entity" affiliated with Borrower. As used in this clause (p), the term "special purpose entity" shall mean an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve separateness that are substantially similar to those of Borrower and provide, inter alia, that it: (a) is organized for a limited purpose; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition without the consent of independent managers or independent directors and (d) shall conduct itself in accordance with certain "separateness covenants", including, but not limited to, the maintenance of its books, records, bank accounts and assets separate from those of any other Person.

                  (q) Borrower shall not cause or permit the board of directors of the SPC Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the SPC Party of Borrower unless at the time of such action there shall be at least one member who is an Independent Director.

                  (r) Borrower shall allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party.

                  (s) Borrower shall not pledge its assets for the benefit of any other Person other than with respect to the Loan.

                  (t) Borrower shall maintain a sufficient number of employees in light of its contemplated business operations and pay the salaries of its own employees from its own funds.

                  (u) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion, a true copy of which is attached as Schedule 4.1.30 attached hereto, shall be and remain true and correct in all respects.

         4.1.31 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Except with respect to the Properties set forth on Schedule 4.1.31 attached hereto, the Properties are managed and operated as "U-Store-It" self-service storage facilities.

         4.1.32 ILLEGAL ACTIVITY. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to any controlled substances at any Individual Property.

         4.1.33 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

         4.1.34 INTELLECTUAL PROPERTY.

                  Borrower owns or has the right to use, under valid license agreements or otherwise, all Intellectual Property necessary to or used in the conduct of its businesses as now conducted and as contemplated by this Agreement or the other Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person, provided, however, Borrower may not be able to use the "U-Store-It" name with respect to the Properties set forth on Schedule
4.1.31 attached hereto. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. No material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. The use of such Intellectual Property by Borrower does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Borrower that could reasonably be expected to have a Material Adverse Effect.

         4.1.35 INVESTMENT COMPANY ACT.

                  Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other Federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

         4.1.36 PRINCIPAL PLACE OF BUSINESS; STATE OF ORGANIZATION.

                  Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is [2647415].

         4.1.37 BUSINESS PURPOSES.

                  The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

         4.1.38 TAXES.

                  Borrower has filed all Federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

         4.1.39 FORFEITURE.

                  Neither Borrower nor, to Borrower's actual knowledge, any other Person in occupancy of or involved with the operation or use any of the Properties has committed any act or omission affording the Federal government or any State or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower's obligations under the Note, this Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

         4.1.40 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.

                  Borrower represents and warrants, except as disclosed in the written reports resulting from the environmental site assessments of the Properties delivered to and approved by Lender prior to the Closing Date (the "ENVIRONMENTAL REPORT") and to the best of Borrower's knowledge: (a) there are no Hazardous Substances or underground storage tanks in, on, or under any of the Properties, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant's respective business at such Individual Property as set forth in their respective Leases; (b) there are no past, present or threatened Releases of Hazardous Substances in violation of any Environmental Law in, on, under or from any of the Properties and which would require remediation by a Governmental Authority;
(c) there is no threat of any Release of Hazardous Substances migrating to any of the Properties which would require remediation by a

Governmental Authority; (d) there is no past or present non-compliance with current Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties except as described in the Environmental Reports; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances in, on, under or from any of the Properties; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from any of the Properties known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Substances in, on, under or migrating to or from any of the Properties and/or to the environmental condition of the Properties.

         4.1.41 TAXPAYER IDENTIFICATION NUMBER.

                  Borrower's United States taxpayer identification number is [34-1837021].

         4.1.42 OFAC.

                  Borrower represents and warrants that none of Borrower or any Guarantor or any of their respective Affiliates is a Prohibited Person, and Borrower and each Guarantor and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

         4.1.43 GROUND LEASE REPRESENTATIONS.

         (a) (i) Each Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under any Ground Lease by Borrower, or, to the best of Borrower's knowledge, landlord thereunder, and, to the best of Borrower's knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default under such Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease have been paid in full, (iv) neither Borrower nor the landlord under each Ground Lease has commenced any action or given or received any notice for the purpose of terminating such Ground Lease,
(v) no Fee Owner, as debtor in possession or by a trustee for such Fee Owner, has given any notice of, and Borrower has not consented to, any attempt to sell or transfer the related Fee Estate free and clear of such Ground Lease under
Section 363(f) (or any similar provision) of the Bankruptcy Code, and (vi) to the best of Borrower's knowledge, no Fee Owner under any Ground Lease is subject to any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding and no Fee Estate with respect to any Ground Lease is an asset being administered in any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding.

         (b) The Ground Lease does not by its terms provide that it will be subordinated to the Lien of any other mortgage or other Lien upon the related fee interest;

         (c) The Ground Leases or a memorandum thereof have been duly recorded, the Ground Leases permits the interest of the lessee thereunder to be encumbered by the applicable Security Instrument, and there has not been any change in the terms of the Ground Leases since their recordation;

         (d) Except as indicated in the related Title Insurance Policy, Borrower's interest in the Ground Leases are not subject to any Liens superior to, or of equal priority with, the applicable Security Instrument;

         (e) Borrower's interest in the Ground Leases are assignable upon notice to, but without the consent of, Fee Owner thereunder and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of, such Fee Owner;

         (f) The Ground Leases require Fee Owner thereunder to give notice of any default by Borrower to Lender and the Ground Lease Estoppel provides that notice of termination given under the Ground Leases are not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the applicable Ground Lease;

         (g) Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Leases) to cure any default under the Ground Leases, which is curable after the receipt of notice of any default before Fee Owner thereunder may terminate such Ground Lease;

         (h) Each Ground Lease has a term (including extension options) which extends not less than twenty (20) years beyond the Maturity Date;

         (i) The Ground Lease Estoppel provides that Fee Owner thereunder shall enter into a new lease with Lender upon termination of the applicable Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

         (j) Under the terms of each Ground Lease and the applicable Loan Documents, taken together, any Net Proceeds will be applied either to the Restoration of all or part of the Properties, with Lender or a trustee appointed by Lender having the right to hold and disburse such Net Proceeds as the Restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon; and

         (k) The Ground Leases do not impose restrictions on subletting.

         4.1.44 EMBARGOED PERSON.

                  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, SPC Party or any Guarantor constitutes property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, SPC Party or any Guarantor (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, SPC Party or any Guarantor with the result that the investment in Borrower, SPC Party or any Guarantor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, SPC Party or any Guarantor (whether directly or indirectly), has been derived from any unlawful activity with the result that the investment in Borrower, SPC Party or any Guarantor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

         SECTION 4.2 SURVIVAL OF REPRESENTATIONS.

                  Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

         V. BORROWER COVENANTS

         SECTION 5.1 AFFIRMATIVE COVENANTS.

                  From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

         5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE.

         (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower, nor shall Borrower suffer or permit any other Person in occupancy of or involved with the operation or use of the Properties to do, any act or omission affording the Federal government or any State or local government the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall, at all times, maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in this Agreement and the Security Instruments. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate any Individual Property that is the subject of any O&M Program in accordance with the terms and provisions thereof in all material respects.

         (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable laws; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

         5.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes and comply with the following sentence shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances;
(iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien.

         5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Individual Property.

         5.1.4 ACCESS TO PROPERTIES. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

         5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any Material Adverse Effect on Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

         5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

         5.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Borrower shall execute and deliver the Cash Management Agreement within fifteen (15) Business Days of the Closing Date.

         5.1.8 AWARDS OR INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Award or Insurance Proceeds.

         5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

         (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

         (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require, including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements; and

         (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

         5.1.10 SUPPLEMENTAL SECURITY INSTRUMENT AFFIDAVITS. As of the date hereof, Borrower represents that it has paid all State, county and municipal recording and all other taxes imposed upon the execution and recordation of the Security Instruments. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I attached hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of
(a) the greater of the fair market value of the applicable Individual Property
(i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I attached hereto), and Borrower shall, on demand, pay any additional taxes.

         5.1.11 FINANCIAL REPORTING.

         (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

         (b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements audited by an Acceptable Accountant in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income



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and expenses for the prior Fiscal Year; (ii) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon and has been prepared in accordance with GAAP; (iii) an unqualified opinion of an Acceptable Accountant; (iv) a list of tenants under Major Leases; (v) a breakdown showing the year in which each Major Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Major Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis; (vi) if requested by Lender, an annual occupancy report for such year; and (vii) a schedule audited by such Acceptable Accountant reconciling Net Operating Income to Net Cash Flow (the "NET CASH FLOW SCHEDULE"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such Acceptable Accountant. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

         (c) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by an Officer's Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a rent roll or other record of leasing for the subject month accompanied by an Officer's Certificate with respect thereto; (ii) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month (on a combined basis as well as each Individual Property), and containing a comparison of budgeted income and expenses and the actual income and expenses; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer's Certificate with respect thereto; and (iv) a Net Cash Flow Schedule. In addition, such certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty
(60) days.

         (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender.

         (e) Intentionally Deleted.

         (f) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect



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



to the operation of any Individual Property and the financial affairs of Borrower as may be reasonably requested by Lender.

         (g) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender in electronic form and prepared using a Microsoft Word for Windows or Microsoft Excel for Windows program.

         (h) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in all or any portion of the Loan or any Securities or any Rating Agency rating such participations and/or Securities and each prospective investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor and the Properties, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any applicable laws to prohibit such disclosure, including, but not limited, to any right of privacy.

         5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

         5.1.13 TITLE TO THE PROPERTIES. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Security Instruments and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

         5.1.14 COSTS OF ENFORCEMENT. In the event (a) that any Security Instrument encumbering any Individual Property is foreclosed in whole or in part or that any such Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Security Instrument encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

         5.1.15 ESTOPPEL STATEMENT. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the



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amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Security Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

         (b) After request by Lender, Borrower shall use its commercially reasonable efforts to deliver to Lender, tenant estoppel certificates from each commercial tenant leasing space at the Properties pursuant to a Major Lease in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

         5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section
2.1.4 hereof.

         5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

         5.1.18 CONFIRMATION OF REPRESENTATIONS. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and SPC Party as of the date of the Securitization.

         5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

         5.1.20 LEASING MATTERS.

         (a) Except as otherwise consented to by Lender in writing, all Leases shall be written on the standard form of lease which shall have been approved by Lender. Upon reasonable request (not to be made more than once in any consecutive twelve (12) month period), Borrower shall furnish Lender with executed copies of a sample of the Leases as requested by Lender. No material changes may be made to the Lender-approved standard form of lease without the prior written consent of Lender. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arm's-length transactions with bona fide, independent third party tenants. All Major Leases



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



shall provide that they are subordinate to the applicable Security Instrument and that the tenant agrees to attorn to Lender.

         (b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender's prior written approval); (iii) shall not collect any of the Rents more than two (2) months in advance (other than security deposits); (iv) shall not execute any other assignment of the landlord's interest in the Leases or the Rents; and (v) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender.

         (c) All proposed Leases, renewals of Leases or amendments or terminations of Leases shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, Borrower may, without the consent of Lender, terminate any Lease (other than a Major Lease) if the tenant thereunder is in default beyond applicable notice and grace periods under such Lease. Notwithstanding the provisions of the preceding sentence, renewals of Leases and proposed Leases shall not be subject to the prior approval of Lender, provided all of the following conditions are satisfied: (i) the Lease is not a Major Lease; (ii) the term is on a month-to-month basis; (iii) the renewal or proposed Lease is on the standard form of lease approved by Lender and provides for a term of less than one (1) year; (iv) the renewal or proposed Lease does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the applicable Individual Property; and (v) the renewal or proposed Lease provides for rental rates and terms (including credits or concessions) comparable to existing market rates and terms and is an arm's-length transaction with a bona fide, independent third party tenant. Upon Lender's reasonable request, Borrower shall deliver to Lender, (i) within thirty (30) days after the execution of any renewal or proposed Major Lease, copies of all such Major Leases, and (ii) within thirty days of such request, Borrower's certification that it has satisfied all of the conditions of this Section 5.1.20(c) with respect to all renewal or new Leases (which are not Major Leases) which were entered into pursuant to this Section 5.1.20(c) since the date of Lender's last request.

         5.1.21 ALTERATIONS. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a Material Adverse Effect. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a Material Adverse Effect, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the restoration of an Individual Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases), together with any other alterations undertaken at the



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same time at any of the other Properties, shall at any time exceed Four Million and 00/100 Dollars ($4,000,000.00) (the "THRESHOLD AMOUNT"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by S&P of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases), together with any other alterations undertaken at the same time at any of the other Properties over the Threshold Amount and applied from time to time at the option of Lender to pay for such alterations or to terminate any of the alterations and restore the applicable Properties to the extent necessary to prevent any Material Adverse Effect.

         5.1.22 ENVIRONMENTAL COVENANTS.

         (a) Borrower covenants and agrees that so long as the Loan is outstanding (i) all uses and operations on or of the Properties, whether by Borrower or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) Borrower shall not cause or permit any Releases of Hazardous Substances in, on, under or from any of the Properties; (iii) there shall be no Hazardous Substances in, on, or under any of the Properties, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the applicable Individual Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the "ENVIRONMENTAL LIENS"); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that an Individual Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Substances in, on, under or from any Individual Property to the extent required by Environmental Laws; and (B) comply with any Environmental Law; (viii) Borrower shall not allow any tenant or other user of any of the Properties to violate any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after it has become aware of: (A) any presence or Release or threatened



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Releases of Hazardous Substances in, on, under, from or migrating towards any of the Properties if it would reasonably be expected to result in a Material
Adverse Effect; (B) any non compliance with any Environmental Laws related in any way to any of the Properties if it would reasonably be expected to result in a Material Adverse Effect; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous
Substances.

         (b) Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Individual Property at all reasonable times upon reasonable notice to Borrower to assess any and all aspects of the environmental condition of any Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope and need of which shall be determined in Lender's reasonable discretion based upon its good-faith belief that any Individual Property is not in full compliance with all Environmental Laws) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing reasonably necessary to assess the environmental condition of such Individual Property. Borrower shall cooperate with and provide access to Lender and any such Person or entity designated by Lender and Lender shall take reasonable steps to minimize any disruption to Borrower's use and operation of such Individual Property.

         5.1.23 OFAC.

                  At all times throughout the term of the Loan, Borrower, each Guarantor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

         5.1.24 O&M PROGRAM.

                  Borrower covenants and agrees to implement and follow the terms and conditions of the O&M Program for each applicable Property during the term of the Loan, including any extension or renewal thereof. Lender's requirement that Borrower comply with the O&M Program shall not be deemed to constitute a waiver or modification of any of Borrower's covenants and agreements with respect to Hazardous Substances or Environmental Laws.

         5.1.25 THE GROUND LEASES.

                  With respect to each Ground Lease:

         (a) Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of each Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of each Ground Lease on the part of Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the Fee Owner under the applicable Ground Lease to Borrower of any default by



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Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency proceeding of the Fee Owner under the applicable Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower's receipt, together with copies of all notices, pleadings, schedules and similar matters received by Borrower in connection with such bankruptcy, reorganization or insolvency proceeding within five (5) Business Days after receipt. Borrower shall not, without the prior consent of Lender, (x) surrender the leasehold estate created by the applicable Ground Lease or terminate or cancel any Ground Lease or modify, change, supplement, alter or amend any Ground Lease, either orally or in writing, (y) consent to, acquiesce in, or fail to object to, any attempt by any Fee Owner, as debtor in possession or by a trustee for such Fee Owner, to sell or transfer the Fee Estate with respect to any Ground Lease free and clear of the Ground Lease under Section 363(f) (or any similar provision) of the Bankruptcy Code or otherwise. Borrower shall object to any such attempt by such Fee Owner, as debtor in possession or by a trustee for such Fee Owner, to sell or transfer the Fee Estate with respect to any Ground Lease free and clear of the Ground Lease under Section 363(f) (or any similar provision) of the Bankruptcy Code or otherwise, and in such event shall affirmatively assert and pursue its right to adequate protection under Section 363(e) (or any similar provision) of the Bankruptcy Code. Borrower hereby assigns to Lender all of its rights and claims under Section 363 of the Bankruptcy Code to consent or object to any sale or transfer of such Fee Estate, to seek valuation of the Ground Lease and adequate protection with respect to the same and grants to Lender the right to object to any such sale or transfer on behalf of Borrower, and Borrower shall not contest any pleadings, motions documents or other actions filed or taken by Lender on Lender's or Borrower's behalf in the event that any Fee Owner, as debtor-in-possession or by a trustee for such Fee Owner, attempts to sell or transfer the Fee Estate with respect to any Ground Lease or under
Section 363(f) (or any similar provision) of the Bankruptcy Code or otherwise, or (z) vacate the premises upon the land underlying the Ground Lease.

         (b) If Borrower shall default in the performance or observance of any term, covenant or condition of any Ground Lease on the part of Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default. If the landlord under the applicable Ground Lease shall deliver to Lender a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of each Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

         (c) Subleases. Notwithstanding anything contained in any Ground Lease to the contrary, Borrower shall not further sublet any portion of the related Individual Property (other



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than as permitted pursuant to Section 5.1.20 hereof) without prior written consent of Lender. Each sublease hereafter made (other than as permitted pursuant to Section 5.1.20 hereof) shall provide that, (a) in the event of the termination of the Ground Lease, the sublease shall not terminate or be terminable by the lessee thereunder; (b) in the event of any action for the foreclosure of the Security Instrument with respect to the related Individual Property, the sublease shall not terminate or be terminable by the lessee thereunder by reason of the termination of the Ground Lease unless such lessee is specifically named and joined in any such action and unless a judgment is obtained therein against such lessee; and (c) in the event that the Ground Lease is terminated as aforesaid, the lessee under the sublease shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the related Individual Property on such foreclosure, as the case may be. In the event that any portion of such Individual Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Individual Property.

         SECTION 5.2 NEGATIVE COVENANTS.

                  From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

         5.2.1 OPERATION OF PROPERTY. Borrower shall not, without the prior consent of Lender (which consent shall not be unreasonably withheld), amend, modify, cancel or terminate the Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to any Individual Property.

         5.2.2 LIENS. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

                  (i)      Permitted Encumbrances;

                  (ii) Liens created by or permitted pursuant to the Loan Documents; and

                  (iii)    Liens for Taxes or Other Charges not yet due.

         5.2.3 DISSOLUTION. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the SPC Party to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPC Party would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar organizational documents of the



                                       64
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SPC Party, in each case, without obtaining the prior written consent of Lender or Lender's designee.

         5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Properties (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

         5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

         5.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the Affiliates of Borrower except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

         5.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

         5.2.8 ASSETS. Borrower shall not purchase or own any property other than the Properties.

         5.2.9 DEBT. Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent expressly permitted hereby.

         5.2.10 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

         5.2.11 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

         5.2.12 ERISA. (a) During the term of the Loan or of any obligation or right hereunder, Borrower shall not be a Plan and none of the assets of Borrower shall constitute Plan Assets.

         (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its



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sole discretion, and represents and covenants that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                  (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

         5.2.13 TRANSFERS. (a) Except as otherwise permitted by the provisions of this Section 5.2.13 or except to the extent permitted elsewhere in the Loan Documents, Borrower will not (i) permit or suffer (by operation of law or otherwise) any sale, assignment, conveyance, transfer or other disposition of legal or equitable interest in all or any part of any Individual Property, (ii) permit or suffer (by operation of law or otherwise) any sale, assignment, conveyance, transfer or other disposition of any direct or indirect interest in Borrower, (iii) permit or suffer (by operation of law or otherwise) any mortgage, lien or other encumbrance of all or any part of any Individual Property, (iv) permit or suffer (by operation of law or otherwise) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in Borrower, or (v) file a declaration of condominium with respect to any Individual Property.

         (b) A sale or conveyance by Borrower of any Individual Property (but not a mortgage, lien or other encumbrance) is permitted provided that each of the following conditions have been satisfied:

                           (i) no Event of Default shall have occurred and be
                  continuing;

                           (ii) the Person to whom such Individual Property is
                  sold or conveyed satisfies the requirements of a Special Purpose Entity and not less than 50% of the direct or indirect interests are owned and controlled by a Permitted Owner;

                           (iii) Lender has received a non-consolidation opinion
                  which may be relied upon by Lender, the Rating Agencies and their respective counsel, successors and assigns, with respect to the sale or conveyance, which opinion shall be reasonably acceptable to Lender and, after a Securitization, the Rating Agencies;

                           (iv) if a Securitization has occurred, Borrower shall
                  deliver confirmation in writing from the applicable Rating Agencies to the effect that such transfer or sale will not result in a downgrading, withdrawal or qualification



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                  of the respective ratings in effect immediately prior to such transfer or sale for the Securities issued in connection with the Securitization which are then outstanding;

                           (v) the transferee of such Individual Property shall
                  execute an assumption of all of the obligations of the Borrower under the Loan Agreement, the applicable Security Instrument and the other Loan Documents, subject, however, to the provisions of Section 9.4 of this Agreement and the proposed replacement guarantor shall assume all of the obligations of Guarantor under the Guaranty, in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender, and, in each case, delivering such legal opinions as Lender may reasonably require;

                           (vi) Borrower shall give written notice to Lender of
                  the proposed sale or conveyance not later than fifteen (15) days prior thereto, which notice shall set forth the name of the proposed transferee, identify the owners of such direct and indirect interests of the proposed transferee and set forth the date the sale or conveyance is expected to be effective.

                  (c) A transfer or sale (but not a pledge, hypothecation, creation of a security interest in or other encumbrance) of an indirect ownership interest in Borrower is permitted provided the following conditions have been satisfied:

                           (i) such transfer or sale is to a Permitted Owner;

                           (ii) prior to any such transfer or sale of direct or
                  indirect ownership interests in Borrower, as a result of which (and after giving effect to such transfer or sale), more than 49% of the direct or indirect ownership interests in Borrower shall have been transferred to a Person or entity not owning at least 49% of the direct or indirect ownership interests in Borrower on the date of closing, Borrower shall deliver to Lender a non-consolidation opinion which may be relied upon by Lender, the Rating Agencies and their respective counsel, successors and assigns, with respect to the proposed transfer or sale, which opinion shall be reasonably acceptable to Lender and, after a Securitization, the Rating Agencies;

                           (iii) immediately prior to such transfer or sale no
                  Event of Default has occurred and is continuing;

                           (iv) Borrower shall deliver confirmation in writing
                  from the applicable Rating Agencies to the effect that such transfer or sale will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such transfer or sale for the Securities issued in connection with the Securitization which are then outstanding; and

                           (v) Borrower shall give or cause to be given written
                  notice to Lender of the proposed transfer or sale not later than fifteen (15) days prior thereto, which notice shall set forth the name of the Person to which the interest in Borrower is to



                                       67
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                  be transferred or sold, identify the proposed transferee and set forth the date the transfer or sale is expected to be effective.

                  (d) Borrower agrees to bear and shall reimburse Lender on demand all reasonable expenses incurred by Lender in connection with any transaction described in this Section 5.2.13.

                  (e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any violation of this Section 5.2.13.

                  (f) The provisions of this Section 5.2.13 shall not be modified or amended by Borrower and Lender unless the Rating Agencies have confirmed that such amendment or modification will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities.

                  (g) Nothing contained in this Section 5.2.13 or in any other provision of this Agreement or in any of the other Loan Documents shall limit or prohibit transfers, sales, pledges or issuance of direct or indirect interests in Sponsor (the "TRADED ENTITY").

                  (h) Notwithstanding the preceding provisions of this Section 5.2.13, Borrower upon prior consent of Lender (which shall not be unreasonably withheld upon receipt of such information pertaining to such transfer as Lender may request) may (i) make transfers of immaterial portions of the Property to Governmental Authorities in connection with a Condemnation of such immaterial portions of the Property for dedication or public use, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no such transfer, described in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or materially adversely affect the value of the Property or materially adversely affect Borrower's ability to pay the Debt, the Interest Only Payment Amount or the Monthly Debt Service Payment Amount. Lender shall approve or disapprove such transfers or easements within thirty (30) days after receipt of all information pertaining thereto by Borrower.

                  (i) Notwithstanding anything to the contrary contained in this
         Section 5.2.13 and except with respect to the Person to whom an Individual Property is sold or conveyed pursuant to Section 5.2.13(b) hereof, Sponsor must continue to control Borrower and Guarantor and own, directly or indirectly, at least a 51% interest in Borrower and in Guarantor.

                  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a transfer in violation of this Section 5.2.13. This provision shall apply to every transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous transfer. Notwithstanding anything to the contrary contained in this Section 5.2.13, (a) no transfer shall be made to any Prohibited Person and (b) in the event any transfer results in any



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Person owning in excess of forty-nine percent (49%) of the ownership interest in any direct or indirect owner of Borrower or Guarantor and a Securitization has occurred, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

         SECTION 5.3 TRADED SHARES.

                  The Traded Entity shall cause its issued and outstanding shares of stock to be listed for trading on the New York Stock Exchange or such other nationally recognized stock exchange throughout the term of the Loan.


         VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

         SECTION 6.1 INSURANCE.

         (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

                  (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Release Amount applicable to the Individual Property; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions;
         (C) providing for no deductible in excess of $25,000; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the Release Amount applicable to the Individual Property or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Ten Million and No/100 Dollars ($10,000,000) or, if any of the Improvements contain elevators, Ten Million and No/100

         Dollars ($10,000,000); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations;
         (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 10 of the Security Instruments to the extent the same is available;

                  (iii) business interruption/loss of rents insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to 100% of the projected gross income from each Individual Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Individual Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from each Individual Property and (y) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding eighteen (18) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; All insurance proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance;

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and
         (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the State in which each Individual Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease



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



         aggregate in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                  (vii) umbrella liability insurance in an amount not less than $25,000,000 per occurrence and $25,000,000 in the aggregate on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of not less than $1,000,000;

                  (ix) [intentionally deleted];

                  (x) coverage for the peril of Sprinkler Leakage in an amount not less than $______________ per each Individual Property;

                  (xi) Comprehensive Plate Glass Insurance in an amount not less than $______________ per each Individual Property; and

                  (xii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

         (b) No Policy shall contain an exclusion from coverage under such Policy for loss or damage incurred as a result of an act of terrorism (including bio-terrorism) or similar acts of sabotage. If a Policy contains such exclusion, Borrower shall obtain a separate Policy providing coverage for loss or damage incurred as a result of an act of terrorism (including bio-terrorism) or similar acts of sabotage if such coverage is commercially available at commercially reasonable rates.

         (c) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State in which each Individual Property is located and approved by Lender. The insurance companies must have a claims paying ability/financial strength rating of "A" (or its equivalent) or better by at least two (2) of the Rating Agencies (one of which shall be S&P). The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than thirty
(30) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Lender.

         (d) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1(a) hereof to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1(a) hereof. Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Individual Property in compliance with the provisions of Section 6.1(a) hereof. Notwithstanding Lender's approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 6.1.

         (e) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v), shall name Borrower and Lender as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

         (f) All Policies provided for in Section 6.1(a)(v) hereof shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

                  (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty
         (30) days prior to its expiration; and

                  (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

         (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instruments and shall bear interest at the Default Rate.

         (h) Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

         SECTION 6.2 CASUALTY. If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender (a "RESTORATION") and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

         SECTION 6.3 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4 hereof. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

         SECTION 6.4 RESTORATION. The following provisions shall apply in connection with the Restoration of the Properties:

         (a) If the Net Proceeds shall be less than Four Million and 00/100 Dollars ($4,000,000) (on an aggregate basis for all of the Properties affected by a Casualty or Condemnation) and the costs of completing the Restoration shall be less than Four Million and 00/100 Dollars ($4,000,000) (on an aggregate basis for all of the Properties affected by a Casualty or Condemnation), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

         (b) If the Net Proceeds are equal to or greater than Four Million and 00/100 Dollars ($4,000,000) (on an aggregate basis for all of the Properties affected by a Casualty or Condemnation) or the costs of completing the Restoration is equal to or greater than Four Million and 00/100 Dollars ($4,000,000) (on an aggregate basis for all of the Properties affected by a Casualty or Condemnation), Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi) and (vii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                           (i) The Net Proceeds shall be made available to
                  Borrower for Restoration provided that each of the following conditions are met:

                  (A) no Event of Default shall have occurred and be continuing;

                  (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total aggregate floor area of the Improvements on the Properties has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Properties is taken, and such land is located along the perimeter or periphery of the Properties affected by such Condemnation, and no portion of the Improvements is located on such land;

                  (C) Intentionally Deleted;

                  (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in accordance with all applicable laws, including, without limitation, all applicable Environmental Laws;

                  (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Properties as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii) hereof, if applicable, or (3) by other funds of Borrower;

                  (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) six (6) months after the occurrence of such Casualty or Condemnation, (3) the earliest date required for such completion under the terms of any Leases, if any, which are required in accordance with the provisions of this Section 6.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, (4) such time as may be required under applicable zoning law, ordinance, rule or regulation, in order to repair and restore the Properties affected by such Casualty or Condemnation to the condition they were in immediately prior to such Casualty or Condemnation or (5) the expiration of the insurance coverage referred to in
Section 6.1(a)(iii) hereof;

                  (G) the Properties affected by such Casualty or Condemnation and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                  (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws); and

                  (I) such Casualty or Condemnation, as applicable, does not result in the total loss of access to the Properties affected by such Casualty or Condemnation or the related Improvements.

                  (J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

                  (K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration, or, if not sufficient, Borrower shall deposit the deficiency with Lender; and

                  (L) the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall
(1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualifying Manager, prior to the opening or reopening of the Properties affected by such Casualty or Condemnation or any portion thereof for business with the public.

                           (ii) The Net Proceeds shall be held by Lender in an
                  interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration



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                  have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                           (iii) All plans and specifications required in
                  connection with the Restoration, the cost of which is greater than $100,000, shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "CASUALTY CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, the cost of which is greater than $100,000, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                           (iv) In no event shall Lender be obligated to make
                  disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy for the related Individual Property, and Lender



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                  receives an endorsement to such Title Insurance Policy
                  insuring the continued priority of the lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                           (v) Lender shall not be obligated to make
                  disbursements of the Net Proceeds more frequently than once every calendar month.

                           (vi) If at any time the Net Proceeds or the
                  undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                           (vii) The excess, if any, of the Net Proceeds and the
                  remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

         (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instruments shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

         (d) In the event of foreclosure of the Security Instrument with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.



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



         (e) The provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Agreement. In the event of any conflict, inconsistency or ambiguity between the provisions of Section 6.4 hereof and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of Section 6.4 hereof shall control.

         VII. RESERVE FUNDS

         SECTION 7.1 REQUIRED REPAIR FUNDS.

         7.1.1 DEPOSITS.

                  On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on Schedule 7.1.1 attached hereto to perform the Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.6 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund." Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule 7.1.1 attached hereto (such repairs hereinafter referred to as "REQUIRED REPAIRS"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule 7.1.1 attached hereto. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on
Schedule 7.1.1 attached hereto, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

         7.1.2 RELEASE OF REQUIRED REPAIR FUNDS.

                  Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer's Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and, to the best of Borrower's knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property with



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



respect to the reimbursement to be funded by the requested disbursement, and
(iii) stating that each such Person has been paid in full upon such disbursement, such Officer's Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall not be obligated to make disbursements from the Required Repair Account with respect to an Individual Property in excess of the amount allocated for such Individual Property as set forth on Schedule 7.1.1 attached hereto. Upon the earlier of (1) Borrower's completion of all Required Repairs to the satisfaction of Lender (provided Borrower has supplied Lender with evidence satisfactory to Lender of payment of all Required Repairs applicable to such Individual Property and, if requested by Lender, waivers of liens and/or, in the case of Required Repairs greater than $100,000.00, a title search of the Property or an endorsement to the mortgagee's title insurance policy), (2) payment in full by Borrower of all sums evidenced by the Note and secured by the Security Instruments and release by Lender of the lien of the Security Instruments, or (3) release of such Individual Property in accordance with the provisions of Section 2.5 hereof, Lender shall disburse to Borrower all remaining Required Repair Funds allocated to such Individual Property as set forth on Schedule 7.1.1 attached hereto.

         SECTION 7.2 TAX AND INSURANCE ESCROW FUND.

                  Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Properties shall not constitute an approved blanket or umbrella Policy pursuant to Section 6.1(c) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to Section 6.1(c) hereof, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). In the event Lender shall elect to collect payments in escrow for Insurance Premiums pursuant to clause (b) above, Borrower shall pay to Lender an initial deposit to be determined by Lender, in its sole discretion, to increase the amounts in the Tax and Insurance Escrow Fund to an amount which, together with anticipated monthly deposits for the payment of Insurance Premiums, shall be sufficient to pay all Insurance Premiums as they become due. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance



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


Premiums required to be made by Borrower pursuant to Sections 5.1.2 and 6.1 hereof, respectively. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, respectively, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Any amount held in the Tax and Insurance Escrow Fund and allocated for an Individual Property shall be retained by Lender and credited toward the future payments of Taxes and Insurance Premiums required by Lender hereunder in the event such Individual Property is released from the Lien of its related Security Instrument in accordance with Section 2.5 hereof.

         SECTION 7.3 REPLACEMENTS AND REPLACEMENT RESERVE.

         7.3.1 REPLACEMENT RESERVE FUND. [ON THE CLOSING DATE, BORROWER SHALL DEPOSIT $________________ INTO THE REPLACEMENT RESERVE ACCOUNT.] Borrower shall pay to Lender on each Payment Date $______________ [$0.15 PER SQUARE FOOT OF IMPROVEMENTS PER ANNUM] (the "REPLACEMENT RESERVE MONTHLY DEPOSIT") for replacements and repairs required to be made to the Properties during the calendar year (collectively, the "REPLACEMENTS"). Amounts so deposited shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE FUND" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE ACCOUNT". Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserve Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Security Instrument in accordance with Section 2.5 hereof.

         7.3.2 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual



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Property or for costs which are to be reimbursed from the Required Repair Fund.
Lender shall not be obligated to make disbursements from the Replacement Reserve Account with respect to an Individual Property in excess of the amount allocated for such Individual Property as set forth on Schedule 7.3.2 attached hereto.

         (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

         (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that, to the best of Borrower's knowledge, all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e) hereof, each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

         (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $25,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).



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


         (e) If (i) the cost of a Replacement exceeds $50,000, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Section
7.3 for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

         (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $50,000.

         7.3.3 PERFORMANCE OF REPLACEMENTS. (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other properties in the same market segment in the metropolitan area in which the respective Individual Property is located (but at all times consistent with the standards of other "U-Store-It" properties, irrespective of whether such Individual Property is currently operated as a "U-Store-It" self-service storage facility), and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

         (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements costing, in the aggregate, in excess of $50,000 with respect to each Individual Property. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

         (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.



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         (d) In order to facilitate Lender's completion or making of the
Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instruments. For this purpose, Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

         (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

         (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

         (g) Lender may require an inspection of the Individual Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement in excess of $10,000 is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the




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reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

         (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

         (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Security Instrument and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Security Instrument and any other Liens previously approved in writing by Lender, if any).

         (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

         (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

         7.3.4 FAILURE TO MAKE REPLACEMENTS. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this
Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

         (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

         7.3.5 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.



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         SECTION 7.4 GROUND LEASE ESCROW FUND.

                  Borrower shall pay to Lender on each Payment Date, an amount (the "MONTHLY GROUND RENT Deposit") that is estimated by Lender to be due and payable by Borrower under the Ground Lease for all Ground Rent which may be due by Borrower under the Ground Lease in order to accumulate with Lender sufficient funds to pay all sums payable under the Ground Lease at least ten (10) Business Days prior to the next date such Ground Rents are due and payable (said amounts, hereinafter called the "GROUND LEASE ESCROW FUND"). The Ground Lease Escrow Fund is for the purpose of paying all sums due under the Ground Lease. Upon Borrower's failure to pay any Ground Rents after the receipt of any notice and at least ten (10) days prior to the expiration of any cure period available to Borrower pursuant to the Ground Lease, Lender may, in its discretion, apply any amounts held in the Ground Lease Escrow Fund to the payment of such Ground Rent; provided however, that the provisions of this Section 7.4 shall not be deemed to create any obligation on the part of Lender to pay any such Ground Rent from amounts on deposit in the Ground Lease Escrow Fund. Such deposit may be increased by Lender in the amount Lender deems is necessary in its reasonable discretion based on any increases in the Ground Rent due under the Ground Lease.

         SECTION 7.5 LEASING RESERVE FUND.

         7.5.1 DEPOSITS TO LEASING RESERVE FUND. All Lease Termination Payments shall be deposited in the Leasing Reserve Account with and held by Lender for tenant improvement and leasing commission obligations incurred in connection with the re-leasing of the space demised under the related Lease. Amounts so deposited shall hereinafter be referred to as the "Leasing Reserve Fund".

         7.5.2 WITHDRAWALS OF LEASING RESERVE FUNDS. Lender shall make disbursements from the Leasing Reserve Fund for tenant improvement and leasing commission obligations incurred by Borrower in connection with the re-leasing of the space demised under the related Lease. All such expenses shall be approved by Lender in its sole discretion. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $50,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the applicable Individual Property at Borrower's expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought. All earnings or interest on the Leasing Reserve Fund shall be and become part of such Leasing Reserve Fund and shall be disbursed as provided in this Section 7.5.

         SECTION 7.6 RESERVE FUNDS, GENERALLY.

         (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.




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



         (b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

         (c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

         (d) The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

         (e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

         (f) Lender shall not be liable for any loss sustained on the investment of any funds constituting the Replacement Reserve Fund.

         (g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees or arising from the failure of Lender to disburse funds from the Reserve Funds or related Accounts when required to do so hereunder. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

         VIII. DEFAULTS

         SECTION 8.1 EVENT OF DEFAULT.

         (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                  (i) if any portion of the Debt is not paid on or prior to the date when due and payable;

                  (ii) if any of the Taxes or Other Charges are not paid on or prior to the date when the same are due and payable;

                  (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;



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                  (iv) if Borrower transfers or encumbers any portion of the
         Properties without Lender's prior written consent or otherwise violates the provisions of Section 5.2.13 hereof or Article 7 of any Security Instrument;

                  (v) if any representation or warranty made by Borrower, the SPC Party or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                  (vi) if Borrower, the SPC Party, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, the SPC Party, Guarantor or any other guarantor under any guaranty issued in connection with the Loan or if Borrower, the SPC Party, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar Federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, the SPC Party, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, the SPC Party, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, the SPC Party, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section
         4.1.30 hereof;

                  (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                  (xi) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (xii) if Borrower violates or does not comply with any of the provisions of Section 5.1.20 hereof;



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



                  (xiii) if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) unless in such case Borrower shall enter into a Replacement Management Agreement in accordance with the terms hereof;

                  (xiv) if any Individual Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

                  (xv) if any Federal tax Lien or State or local income tax Lien is filed against Borrower, SPC Party, any Guarantor or any Individual Property and same is not discharged of record within thirty (30) days after same is filed;

                  (xvi) (A) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.12 hereof, (B) Borrower is a Plan or its assets constitute Plan Asset; or
         (C) Borrower consummates a transaction which would cause the Security Instruments or Lender's exercise of its rights under the Security Instruments, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, a State statute or other similar law;

                  (xvii) if Borrower shall fail to deliver to Lender, within ten
         (10) days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.15(a) hereof;

                  (xviii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

                  (xix) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any Individual Property whether it be superior or junior in lien to the related Security Instrument;

                  (xx) if Borrower operates any Individual Property (other than the Properties set forth on Schedule 4.1.31 attached hereto) under the name other than "U-Store-It", without Lender's prior written consent;

                  (xxi) if Borrower shall fail to pay the Ground Rent or any additional rent or other charge mentioned in or made payable by any Ground Lease when said rent or other charge is due and payable (except to the extent that sufficient funds have been deposited



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



         with Lender to satisfy such obligations on the date each such payment is required and Lender is not prohibited from withdrawing or applying such funds by Legal Requirements or otherwise);

                  (xxii) if there shall occur any default by Borrower, as tenant under any Ground Lease, in the observance or performance of any term, covenant or condition of such Ground Lease on the part of Borrower to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by such Ground Lease shall be surrendered or if such Ground Lease shall cease to be in full force and effect or such Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of such Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender;

                  (xxiii) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt; or

                  (xxiv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxiii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

         (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.



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         SECTION 8.2 REMEDIES.

         (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

         (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instruments to secure payment of the Debt and not previously recovered.

         (c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any



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such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to
Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

         SECTION 8.3 REMEDIES CUMULATIVE; WAIVERS.

                  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

         IX. SPECIAL PROVISIONS

         SECTION 9.1 SALE OF NOTES AND SECURITIZATION.

                  At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participations therein or the first successful securitization (such sale and/or securitization, the "SECURITIZATION") of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Note and the Security Instruments, including, without limitation, to:

                  (a) (i) provide such financial and other information with respect to the Properties, Borrower, Guarantor and the Manager, (ii) provide budgets relating to the Properties and (iii) at Lender's cost, to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the



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                           Provided Information through letters of auditors or
                           opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

                  (b) if required by the Rating Agencies, deliver (i) a revised Insolvency Opinion, (ii) revised or additional opinions of counsel as to due execution and enforceability with respect to the Properties, Borrower, any Guarantor and Manager and their respective Affiliates and the Loan Documents, and
                           (iii) revised organizational documents for Borrower, any Guarantor and Manager and their respective Affiliates (including without limitation, such revisions as are necessary to comply with the provisions of Section 4.1.30 hereof, and if required by any Rating Agency, amend such organizational documents to require that there shall be two (2) Independent Directors serving in such capacity at all times), which counsel, opinions, and organizational documents shall be satisfactory to Lender and the Rating Agencies;

                  (c) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, Guarantor, Manager and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

                  (d) execute such amendments to the Loan Documents and Borrower's organizational documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including (i) bifurcating the Note into two or more notes and splitting the Security Instrument into two mortgages, including a first priority mortgage or otherwise as determined by and acceptable to Lender or (ii) dividing the Note into multiple components corresponding to tranches of certificates to be issued in a Securitization each having a notional balance and an interest rate determined by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if the overall effect of such modification or amendment would (i) change the interest rate, the stated maturity (as the same may be extended pursuant to this Agreement) or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan;

                  (e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, amortization payments, principal amounts and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same.



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                           Such Notes or components may be assigned different
                           interest rates, so long as the initial weighted average of such interest rates does not exceed the Applicable Interest Rate ;and

                  (f) supply to Lender such documentation, financial statements and reports in form and substance required for Lender to comply with the Federal securities law, if applicable.

                  All reasonable third party costs and expenses incurred by Lender or Borrower in connection with Borrower's complying with requests made under this Section 9.1 shall be paid by Lender (other than the fees and expenses of Borrower's counsel).

         SECTION 9.2 SECURITIZATION INDEMNIFICATION.

         (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, private placement memorandum, offering circular or other offering document (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

         (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final private placement memorandum, (ii) a preliminary and final prospectus or prospectus supplement, as applicable, or (iii) collateral and structured term sheets or similar materials, an indemnification certificate
(A) certifying that Borrower has carefully examined such memorandum, prospectus or term sheets, as applicable, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Property," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lehman Brothers Inc. ("LEHMAN") that has filed the registration statement relating to the Securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each Person or entity who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "LEHMAN GROUP"), and Lehman, each of its directors and each Person who controls Lehman within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") to which Lender, the



                                       93
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Lehman Group or the Underwriter Group may become subject insofar as the
Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections described in clause (A) above, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Lehman in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. This indemnification will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (B) and
(C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate.

         (c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities.

         (d) Promptly after receipt by an indemnified party under this Section
9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this
Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the



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indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Section 9.2(b) or
(c) is or are for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) Lehman's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

         (f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

         SECTION 9.3 INTENTIONALLY DELETED.

         SECTION 9.4 EXCULPATION.

                  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instruments or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any of its partners or members except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instruments and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instruments and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instruments or the other Loan Documents. The provisions of this



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Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Security Instruments; (c) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with the Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Security Instruments or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (i) fraud or intentional misrepresentation by Borrower, Guarantor or any other guarantor in connection with the Loan;

                  (ii) the gross negligence or willful misconduct of Borrower or Guarantor;

                  (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Security Instruments concerning Environmental Laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

                  (iv) the removal or disposal of any portion of the Properties after an Event of Default;

                  (v) the misapplication or conversion by Borrower (but only to the extent of such misapplication or conversion) of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any Awards or other amounts received in connection with the condemnation of all or a portion of the Properties, or (C) any Rents following an Event of Default;

                  (vi) failure to pay Taxes, charges for labor or materials or Other Charges that can create liens on any portion of the Properties;

                  (vii) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

                  (viii)   Borrower's indemnifications of Lender set forth in
                           Section 9.2 hereof.



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                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instruments or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) the first Interest Only Payment Amount is not paid when due; (ii) Borrower fails to permit on-site inspections of the Properties, fails to provide financial information, fails to maintain its status as a single purpose entity or fails to appoint a new property manager upon the request of Lender after an Event of Default, each as required by, and in accordance with the terms and provisions of, this Agreement and the Security Instruments; (iii) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering any Individual Property; (iv) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of any Individual Property or any interest therein as required by the Security Instrument or hereunder; or (v) if any Individual Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding or (B) an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) and Borrower consents to such proceedings or where Borrower (or any Person acting at the direction or request of Borrower) colludes, conspires or otherwise acts in concert with its creditors (other than Lender) in the filing of such involuntary bankruptcy or insolvency proceeding.

         SECTION 9.5 MANAGEMENT AGREEMENT.

         (a) The Improvements on the Properties are operated and managed as "U-Store-It" self-service storage facilities (other than the Properties set forth on Schedule 4.1.31 attached hereto) under the terms and conditions of the Management Agreement, which have been approved by Lender including the management fees and any other items set forth therein. The Properties (other than the Properties set forth on Schedule 4.1.31 attached hereto) shall at all times continue to be operated as "U-Store-It" self-service storage facilities or under such other tradename or trademark as may be approved by Lender. In no event shall the management fees under the Management Agreement exceed three percent (3%) of the gross income derived from the applicable Individual Property. Borrower shall, (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any respect, either orally or in writing. Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement, in any respect, and any



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such surrender of the Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement, without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall not, and shall not permit the Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall, from time to time, obtain from the Manager such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Security Instruments and the other Loan Documents and
(iv) shall be immediately due and payable upon demand by Lender therefor.

         (b) Without limitation of the foregoing, Borrower, upon the request of Lender, shall terminate the Management Agreement and replace Manager, without penalty or fee, if at any time during the Loan: (a) Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default, (c) there exists a default by Manager under the Management Agreement that continues beyond the expiration of any applicable notice and cure periods. At such time as the Manager may be removed, a Qualifying Manager shall assume management of the applicable Individual Property pursuant to a Replacement Management Agreement.

         SECTION 9.6 SERVICER.

                  At the option of Lender, the Loan may be serviced by a servicer/trustee (the "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing




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agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Borrower shall not be responsible for (i) any set-up fees or any other initial costs relating to or arising under the Servicing Agreement, and (ii) the monthly servicing fee due to the Servicer under the Servicing Agreement.

         SECTION 9.7 RESTRUCTURING OF MORTGAGE AND/OR MEZZANINE LOAN.

                  Lender shall have the right at any time to divide the Loan and/or the Mezzanine Loan into two or more parts (the "RESTRUCTURING OPTION"): one or more mortgage loans (the "MORTGAGE LOAN(S)") and/or one or more mezzanine loans (the "MEZZANINE LOAN(S)"). The principal amount of the Mortgage Loan(s) plus the principal amount of the Mezzanine Loan(s) shall equal the outstanding principal balance of the Loan and the Mezzanine Loan immediately prior to the creation of the Mortgage Loan(s) and the Mezzanine Loan(s). In effectuating the foregoing, Mezzanine Lender will make a loan to Mezzanine Borrower(s); Mezzanine Borrower(s) will contribute the amount of the Mezzanine Loan(s) to Borrower (in its capacity as Borrower under the Mortgage Loan(s), "MORTGAGE BORROWER") and Mortgage Borrower will apply the contribution to pay down the Loan, without the payment of the Yield Maintenance Premium or other premium. The Mortgage Loan(s) and the Mezzanine Loan(s) will be on the same terms and subject to the same conditions set forth in this Agreement, the Note, the Security Instrument and the other Loan Documents except as follows:

                  (a) Lender (in its capacity as the lender under the Mortgage Loan(s), the "MORTGAGE LENDER") shall have the right to establish different interest rates and debt service payments for the Mortgage Loan(s) and the Mezzanine Loan(s) and to require the payment of the Mortgage Loan(s) and the Mezzanine Loan(s) in such order of priority as may be designated by Lender; provided, that (i) the total loan amounts for the Mortgage Loan(s) and the Mezzanine Loan(s) shall equal the amount of the Loan and the Mezzanine Loan immediately prior to the creation of the Mortgage Loan(s) and the Mezzanine Loan(s); (ii) the initial weighted average interest rate of the Mortgage Loan(s) and the Mezzanine Loan(s) shall initially on the date created equal the interest rate which was applicable to the Loan immediately prior to creation of the Mortgage Loan(s) and the Mezzanine Loan(s); and (iii) the initial debt service payments on the Mortgage Loan(s) and the Mezzanine Loan(s) shall initially on the date created equal the debt service payment which was due under the Loan and the Mezzanine Loan immediately prior to creation of the Mortgage Loan(s) and the Mezzanine Loan(s). The Mortgage Loan(s) and the Mezzanine Loan(s) will be made pursuant to Lender's standard loan documents; provided, however, in the case of the Mortgage Loan(s), the Mortgage Loan(s) shall be made pursuant to loan documents substantially similar to the Loan Documents. The Mezzanine Loan(s) will be subordinate to the Mortgage Loan(s) and will be governed by the terms of an intercreditor agreement between the holders of the Mortgage Loan(s) and the Mezzanine Loan(s).

                  (b) Mezzanine Borrower(s) shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Mortgage Borrower. The direct equity holder(s) of Mezzanine Borrower(s) (such holder(s), the "SECOND LEVEL SPE(S)") shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Mezzanine Borrower(s). The security for the Mezzanine Loan(s)



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shall be a pledge of one hundred percent (100%) of the direct and indirect ownership interests held by such Mezzanine Borrower(s).

                  (c) Mezzanine Borrower(s), Second Level SPE(s) and Mortgage Borrower shall cooperate with all reasonable requests of Lender in order to divide the Loan and/or the Mezzanine Loan into one or more Mortgage Loan(s) and one or more Mezzanine Loan(s) and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, including, without limitation, (i) the delivery of non-consolidation opinions, (ii) the modification of organizational documents and loan documents, including , without limitation, this Agreement, (iii) authorize Lender to file any UCC-1 Financing Statements reasonably required by Lender to perfect its security interest in the collateral pledged as security for the Mortgage Loan(s) and/or the Mezzanine Loan(s), (iv) execute such other documents reasonably required by Lender in connection with the creation of the Mortgage Loan(s) and/or the Mezzanine Loan(s), including, without limitation, a guaranty substantially similar in form and substance to the Guaranty delivered on the date hereof, an environmental indemnity substantially similar in form and substance to the Environmental Indemnity delivered on the date hereof and a conditional assignment of management agreement substantially similar in form and substance to the Assignment of Management Agreement delivered on the date hereof, (v) deliver appropriate authorization, execution and enforceability opinions with respect to the Mezzanine Loan(s) and the Mortgage Loan(s), and
(vi) deliver such title insurance policies, "Eagle 9" or equivalent UCC title insurance policies, satisfactory to Lender, insuring the perfection and priority of the lien on the collateral pledged as security for the Mortgage Loan(s) and/or the Mezzanine Loan(s).

                  It shall be an Event of Default hereunder if Borrower, Mezzanine Borrower(s), Second Level SPE(s) or Sponsor fails to comply with any of the terms, covenants or conditions of this Section 9.7 after expiration of ten (10) Business Days after notice thereof.

                  Solely for the purposes of this Section 9.7, Lender shall reimburse Borrower for all of its actual out-of-pocket costs and expenses (other than the fees and expenses of Borrower's counsel) that Borrower incurs in connection with complying with a request made by Lender under this Section 9.7. Notwithstanding the foregoing, the provisions of this paragraph shall in no way limit or affect any Borrower obligation to pay any costs expressly required to be paid by Borrower pursuant to any other Sections of this Agreement. Lender, without in any way limiting its other rights hereunder, in its sole and absolute discretion, shall have the right, at any time prior to a Securitization, to reallocate the amount of the Loan and the Mezzanine Loan and/or adjust the interest rate rates thereon provided that (i) the aggregate principal amount of the Loan and the Mezzanine Loan immediately following such reallocation shall equal the outstanding principal balance of the Loan and the Mezzanine Loan immediately prior to such reallocation and (ii) the weighted average interest rate of the Note and the Mezzanine Note immediately following such reallocation shall equal the weighted average interest rate which was applicable to the Note and the Mezzanine Note immediately prior to such reallocation. Borrower shall cooperate with all reasonable requests of Lender in order to reallocate the amount of the Loan and the Mezzanine Loan and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender.



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         X. MISCELLANEOUS

         SECTION 10.1 SURVIVAL.

                  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

         SECTION 10.2 LENDER'S DISCRETION.

                  Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

         SECTION 10.3 GOVERNING LAW.

         (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL



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LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO
THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  CT CORPORATION SYSTEM
                  111 EIGHTH AVENUE - 13TH FLOOR
                  NEW YORK, NEW YORK  10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         SECTION 10.4 MODIFICATION, WAIVER IN WRITING.

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a



                                      102
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writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         SECTION 10.5 DELAY NOT A WAIVER.

                  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         SECTION 10.6 NOTICES.

                  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):


         If to Lender:              [LEHMAN BROTHERS BANK, FSB
                                    C/O LEHMAN BROTHERS HOLDINGS INC.]
                                    [LEHMAN BROTHERS HOLDINGS INC.]
                                    399 Park Avenue
                                    New York, New York 10022
                                    Attention:  Gary Taylor
                                    Facsimile No.:  (646) 758-2256

         With a copy to:            Lehman Brothers Holdings Inc.
                                    399 Park Avenue
                                    New York, New York 10022
                                    Attention:  Scott Weiner
                                    Facsimile No.:  (646) 758-4872



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         with a copy to:            Thacher Proffitt & Wood LLP
                                    2 World Financial Center
                                    New York, New York 10281
                                    Attention:  Mitchell G. Williams, Esq.
                                    Facsimile No.:  (212) 912-7751

         If to Borrower:            [YSI I LLC] [YSI II LLC] [YSI III LLC]
                                    6745 Engle Road, Suite 300
                                    Middleburg Heights, Ohio 44130
                                    Attention:  Steven Osgood
                                    Facsimile No.:  (216) 234-8776

         With a copy to:            Hogan & Hartson L.L.P.
                                    8300 Greensboro Drive, Suite 1100
                                    McLean, Virginia 22101
                                    Attention:  Lee E. Berner, Esq.
                                    Facsimile No.:  (703) 610-6200


A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

         SECTION 10.7 TRIAL BY JURY.

                  EACH OF BORROWER AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

         SECTION 10.8 HEADINGS.

                  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.



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         SECTION 10.9 SEVERABILITY.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 10.10 PREFERENCES.

                  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or Federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

         SECTION 10.11 WAIVER OF NOTICE.

                  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

         SECTION 10.12 REMEDIES OF BORROWER.

                  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

         SECTION 10.13 EXPENSES; INDEMNITY.

         (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without



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limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

         (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

         (c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.9 or 5.2.12 hereof.

         (d) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, (i) any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or (ii) any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

         SECTION 10.14 SCHEDULES INCORPORATED.

                  The Schedules and Exhibits attached hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

                  Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

         SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                       BENEFICIARIES.

         (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

         (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

         SECTION 10.17 PUBLICITY.

                  All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any Federal or State securities laws, rules or regulations, as determined by Borrower's counsel, shall not be subject to the prior written approval of Lender.

         SECTION 10.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF
                       MARSHALLING OF ASSETS.

         (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under each of the other Security Instruments which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; and (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

         (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, Guarantor and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties or any other assets of Borrower or Guarantor for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties or any other assets of Borrower or Guarantor in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or any other assets of Borrower or Guarantor or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties or any other assets of Borrower or Guarantor before proceeding against any other Individual Property or combination of Properties or any other assets of Borrower or Guarantor; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties or any other assets of Borrower or Guarantor.

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         SECTION 10.19 WAIVER OF COUNTERCLAIM.

                  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

         SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

                  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

         SECTION 10.21 BROKERS AND FINANCIAL ADVISORS.

                  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

         SECTION 10.22 PRIOR AGREEMENTS.

                  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                         [NO FURTHER TEXT ON THIS PAGE]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                    BORROWER:

                                    [YSI I LLC] [YSI II LLC] [YSI III LLC], a
                                    Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    LENDER:

                                    [LEHMAN BROTHERS BANK, FSB, A FEDERAL STOCK
                                    SAVINGS BANK]


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    [LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN
                                    CAPITAL, A DIVISION OF LEHMAN BROTHERS
                                    HOLDINGS INC., A DELAWARE CORPORATION]


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: